Exhibit B-7
                                                EXECUTION VERSION



                        CREDIT AGREEMENT

                  Dated as of November 8, 2004

                              among

                      NORTHEAST UTILITIES,
                           as Borrower

                     THE BANKS NAMED HEREIN,


                 UNION BANK OF CALIFORNIA, N.A.,
                     as Administrative Agent

                               and

                      JPMORGAN CHASE BANK,
                        as Fronting Bank


                      BARCLAYS CAPITAL and
                 UNION BANK OF CALIFORNIA, N.A.,
                      Joint Lead Arrangers

                CITIGROUP GLOBAL MARKETS INC. and
                  J.P. MORGAN SECURITIES INC.,
                      Co-Syndication Agents

                      FLEET NATIONAL BANK,
                       Documentation Agent

                        CREDIT AGREEMENT



                  Dated as of November 8, 2004



     THIS CREDIT AGREEMENT is made by and among:

     (i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ("NU" or the "Borrower");

     (ii) The financial institutions (the "Banks") listed on the signature pages hereof and the other Lenders
            (as hereinafter defined) from time to time party hereto;

     (iii)  UNION BANK OF CALIFORNIA, N.A. ("Union
            Bank"), as Administrative Agent (as hereinafter defined) for the Lenders hereunder; and

     (iv) JPMORGAN CHASE BANK, as Fronting Bank (as hereinafter defined).



PRELIMINARY STATEMENT

     The Borrower has requested the Banks and the Fronting Bank to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks and the Fronting Bank have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders on such terms and conditions.

     Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:


                  ARTICLE I
        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms.

       As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

     "Account Party" has the meaning set forth in
Section 2.02(a).

     "Administrative Agent" means Union Bank, in its capacity as administrative agent hereunder, or any successor thereto as provided herein.

     "Advance" means an advance by a Lender to the Borrower pursuant to Article III hereof, and refers to a Eurodollar Rate
Advance or a Base Rate Advance (each of which shall be a "Type" of Advance).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

     "Applicable Facility Fee Rate" means, for any day, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level of the
Borrower:

                   Applicable Facility Fee Rate
                   ---------------------------

Applicable Rating Level   Percentage (%)
-----------------------   --------------
Level I                   0.125
Level II                  0.150
Level III                 0.175
Level IV                  0.200
Level V                   0.250
Level VI                  0.400

     Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

     "Applicable Lending Office" means, with respect to each
Lender:

          (i) in the case of any Advance, (A) such Lender's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance or (B) such Lender's "Domestic Lending Office" in the case of a Base Rate Advance, in each case as specified opposite such Lender's name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender; or

          (ii) in each case, such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

     "Applicable Margin" means, for any day for any outstanding
Advance, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level for the Borrower:

                     Applicable Margin Percentage
                     ----------------------------

                    Eurodollar   Utilization               Utilization
         Rating     Rate         Margin for                Margin
         Level      Advances     Eurodollar      Base      for Base
                    (%)          Rate            Rate      Rate
                                 Advances        Advances  Advances
                                 (%)             (%)       (%)

        Level I      0.375       0.125       0.000      0.125
        Level II     0.475       0.125       0.000      0.125
        Level III    0.575       0.125       0.000      0.125
        Level IV     0.800       0.125       0.000      0.125
        Level V      1.000       0.125       0.000      0.125
        Level VI     1.225       0.125       0.225      0.125

provided, that (x) the Applicable Margin for Eurodollar Rate Advances shall be increased by the rate per annum set forth above under the caption "Utilization Margin for Eurodollar Rate Advances" that corresponds to the Applicable Rating Level used to determine such Applicable Margin and (y) the Applicable Margin for Base Rate Advances shall be increased by the rate per annum set forth above under the caption "Utilization Margin for Base Rate Advances" that corresponds to the Applicable Rating Level used to determine such Applicable Margin, in any case, during any period in which the total principal amount of Outstanding Credits is greater than one-half of the Total Commitment. Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

     "Applicable Rate" means, with respect to any Advance made to the Borrower, either of (i) the Base Rate from time to time applicable to such Advance plus the Applicable Margin, or
(ii) the Eurodollar Rate from time to time applicable to such Advance plus the Applicable Margin.

     "Applicable Rating Level" shall be determined at any time and from time to time on the basis of the Reference Ratings in accordance with the following:

          Applicable
            Rating     S&P Reference
            Level        Rating              Moody's Reference Rating
          ----------  --------------         ------------------------

          Level I      A- or higher      Or   A3 or higher
          Level II     BBB+              Or   Baa1
          Level III    BBB               Or   Baa2
          Level IV     BBB-              and  Baa3
          Level V      BBB-              Or   Baa3
          Level VI     BB+ or lower      and  Ba1 or lower
                       (or unrated)           (or unrated)

"Level I" applies on any day on which the S&P Reference Rating is A- or higher or the Moody's Reference Rating is A3 or higher.

"Level II" applies on any day on which (i) the S&P Reference
Rating is BBB+ or higher or the Moody's Reference Rating is Baa1 or higher and (ii) Level I does not apply.

"Level III" applies on any day on which (i) the S&P Reference
Rating is BBB or higher or the Moody's Reference Rating is Baa2 or higher and (ii) neither Level I or Level II applies.

"Level IV" applies on any day on which the S&P Reference Rating is BBB- and the Moody's Reference Rating is Baa3.

"Level V" applies on any day on which (i) the S&P Reference
Rating is BBB- or higher or the Moody's Reference Rating is Baa3 or higher and (ii) none of Levels I, II, III or IV applies.

"Level VI" applies on any day on which (i) the S&P Reference
Rating is BB+ or lower and the Moody's Reference Rating is Ba1 or lower and (ii) none of Levels I, II, III, IV or V applies.

In the event that the Reference Ratings do not correspond to the same Applicable Rating Level, then, (i) if the higher of such Reference Ratings corresponds to Levels I, II, III or V and (A) the Reference Ratings differ by only one rating level, the Applicable Rating Level that corresponds to the higher of such Reference Ratings shall apply, and (B) the Reference Ratings differ by more than one rating level, the Applicable Rating Level that is one level below the Applicable Rating Level that corresponds to the higher of such Reference Ratings shall apply, and (ii) if the Reference Ratings differ by more than one rating level and the lower of such Reference Ratings corresponds to Level VI, the Applicable Rating Level that corresponds to the lower of such Reference Ratings shall apply. The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody's, as the case may be.

     "Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Available Commitment" means, for each Lender, the excess of such Lender's Commitment over such Lender's Percentage of the Outstanding Credits. "Available Commitments" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

     "Banks" has the meaning assigned to that term in the caption to this Agreement.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

     (i) the rate of interest announced publicly by the Administrative Agent in its principal place of business from time to time as the Administrative Agent's "base rate" or "reference rate"; and

     (ii) 1/2 of one percent per annum above the Federal Funds
     Rate in effect from time to time.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the Federal Funds Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Administrative Agent's base rate or the Federal Funds Rate shall be effective on the effective date of such change in the Administrative Agent's base rate or the Federal Funds Rate.

     "Base Rate Advance" means an Advance in respect of which the Borrower has selected in accordance with Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

     "Beneficiary" means any Person designated by an Account
Party to whom the Fronting Bank is to make payment, or on whose order payment is to be made, under a Letter of Credit.

     "Borrower" has the meaning assigned to that term in the caption to this Agreement.

     "Borrowing" means a borrowing consisting of one or more Advances of the same Type and Interest Period, if any, made to the Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments. A Borrowing may be referred to herein as being a "Type" of Borrowing, corresponding to the Type of Advances comprising such Borrowing. For purposes of this Agreement, all Advances of the same Type and Interest Period, if any, made or converted on the same day to the Borrower shall be deemed a single Borrowing hereunder until repaid.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Cash Collateral Account" means an account maintained at the principal domestic office of the Administrative Agent for the purpose, and subject to the terms and conditions, set forth in
Section 2.02(h).

     "Change of Control" means (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common stock of NU having ordinary voting power in the election of directors of NU or (B) obtain the power (whether or not exercised) to elect a majority of NU's directors or (ii) the Board of Directors of NU shall not consist of a majority of Continuing Directors. For purposes of this definition, the term "Continuing Directors" means directors of NU on the Closing Date and each other director of NU, if such other director's nomination for election to the Board of Directors of NU is recommended by a majority of the then Continuing Directors.

     "CL&P" means The Connecticut Light and Power Company, a corporation organized under the laws of the State of Connecticut.

     "Closing Date" has the meaning assigned to that term in
Section 5.01 hereof.

     "Commitment" means, for each Lender, the aggregate amount set forth opposite such Lender's name on Schedule I or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced or increased from time to time pursuant to
Section 2.04 hereof. "Commitments" shall refer to the aggregate of the Lenders' Commitments hereunder.

     "Commitment Increase" has the meaning given such term in
Section 2.04(b).

     "Commitment Increase Approvals" means any governmental approval or resolution of the board of directors of the Borrower that has not been obtained by or on behalf of the Borrower and is not in full force and effect on the date hereof, which governmental approval or resolution is required to be obtained in order to authorize a Commitment Increase and the performance by the Borrower of its obligations under this Agreement after giving effect to such Commitment Increase.

      "Common Equity" means, at any date for the Borrower, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding common shares of the Borrower and its Subsidiaries and the surplus, paid-in, earned and other capital, if any, of the Borrower and its Subsidiaries, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Confidential Information" has the meaning assigned to that term in Section 10.08 hereof.

     "Consolidated Debt" means, at any date for the Borrower, the total Debt of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated EBIT" means, for any period (as determined on a consolidated basis in accordance with generally accepted accounting principles), the Borrower's and its Subsidiaries' net income for such period, adjusted as follows:

     (i) increased by the amount of federal and state income taxes to the extent deducted in the computation of such Borrower's and/or its Subsidiaries' consolidated net income for such period;

     (ii) increased by the amount of Consolidated Interest Expense deducted in the computation of the Borrower's and/or its Subsidiaries' consolidated net income for such period;

     (iii) increased by the amount of dividends on preferred stock deducted in the computation of the Borrower's and/or its Subsidiaries' consolidated net income for such period;

     (iv) decreased (increased) by the gain (loss) on asset sales done outside the ordinary course of business by the Borrower and/or its Subsidiaries to the extent such gains (losses) are not offset by increases (decreases) in amortization of regulatory assets, and to the extent such gain (loss) is included in the computation of the Borrower's and/or its Subsidiaries' consolidated net income for such period; and

     (v) decreased by the amount of revenues accrued by the Borrower and/or its Subsidiaries related to interest on Stranded Cost Recovery Obligations of Subsidiaries of the Borrower, and increased by the amount of operating expenses accrued by the Borrower and/or its Subsidiaries related to interest on Stranded Cost Recovery Obligations of Subsidiaries of the Borrower, in each case to the extent included in the computation of the Borrower's and/or its Subsidiaries' consolidated net income for such period.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of any interest required to be paid during such period by the Borrower and its Subsidiaries on Debt (including the current portion thereof) (as determined on a consolidated basis in accordance with generally accepted accounting principles), excluding interest required to be paid on the Stranded Cost Recovery Obligations of any Subsidiary of the Borrower.

     "Date of Issuance" means the date of issuance by the Fronting Bank of a Letter of Credit under this Agreement.

     "Debt" means, for any Person, without duplication,
(i) indebtedness of such Person for borrowed money, including but not limited to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding Stranded Cost Recovery Obligations that are non-recourse to such Person), (ii) obligations of such Person to pay the deferred purchase price of property or services (excluding any obligation of such Person to Dominion Resources, Inc. or its successor with respect to disposition of spent nuclear fuel burned prior to April 3, 1983), (iii) obligations of such Person as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii), above, including all Parent Support Obligations, (v) letters of credit, guaranties and other forms of credit enhancement issued to support power sales and trading activities, and (vi) liabilities in respect of unfunded vested benefits under ERISA Plans.

     "Defaulting Lender" has the meaning set forth in Section
2.02(m).

     "Disclosure Documents" means for the Borrower and each Principal Subsidiary, as applicable: (i) such Person's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;
(ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2004; (iii) the Information Memorandum; and (iv) the Borrower's Current Reports on Form 8-K filed January 22, 2004, March 30, 2004, May 19, 2004, June 15,
2004, June 24, 2004, July 14, 2004, August 19, 2004 and September
15, 2004.

     "Drawing" means a drawing by a Beneficiary under any Letter of Credit.

     "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent,
(B) in the case of any assignment of any Commitment, the Fronting Bank, and (C) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) that is a "commonly controlled entity" of such Person within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

     "ERISA Multiemployer Plan" means a "multiemployer plan" subject to Title IV of ERISA.

     "ERISA Plan" means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate of the Borrower and covered by Title IV of ERISA.

     "ERISA Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or
(ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan amendment as a termination or of an ERISA Multiemployer Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal
Reserve System, as in effect from time to time.

     "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in the amount of $1,000,000 and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 3.05(d) and 4.03(g).

     "Eurodollar Rate Advance" means an Advance in respect of which the Borrower has selected in accordance with Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

     "Eurodollar Reserve Percentage" of any Lender or its subparticipant, for each Interest Period for each Eurodollar Rate Advance, means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender or its subparticipant with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" has the meaning specified in Section 8.01 hereof.

     "Existing Credit Facility" means the credit facility provided under the Credit Agreement, dated as of November 10, 2003, among NU, the lenders party thereto, Union Bank, as administrative agent for the lenders thereunder, and Bank One, NA, as fronting bank thereunder.

     "Existing LCs" means letters of credit (i) issued under the Existing Credit Facility; (ii) outstanding and available to be drawn as of the Closing Date; and (iii) identified on
Schedule III hereto.

     "Expiration Date" means, with respect to a Letter of Credit, its stated expiration date.

     "Extension of Credit" means the making of any Advance or the issuance or amendment (including, without limitation, an extension or renewal) of a Letter of Credit.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain Fee Letter dated October 6,
2003 among the Borrower, CL&P, WMECO, Yankee, PSNH, Barclays
Capital, Barclays Bank PLC, Union Bank, Citigroup Global Markets
Inc., Citicorp USA, Inc. and J.P. Morgan Securities Inc.

     "FERC" means the Federal Energy Regulatory Commission.

     "Financial Statements" means, with respect to the Borrower and each Principal Subsidiary, as applicable, (i) the audited consolidated balance sheet of such Person as at December 31, 2003
(ii) the unaudited consolidated balance sheet of such Person as at June 30, 2004, (iii) the audited consolidated statements of income and cash flows of such Person for the Fiscal Year ended December 31, 2003 and (iv) the unaudited consolidated statements of income and cash flows of such Person for the 6-month period ended June 30, 2004, in each case as included in such Person's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003 or Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2004.

     "First Mortgage Indenture" means, (i) in the case of CL&P, the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1921, from CL&P to Deutsche Bank Trust Company Americas, as successor trustee, as previously and hereafter amended and supplemented, (ii) in the case of Yankee, the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1989, between Yankee and The Bank of New York, as successor trustee, as in effect on the date hereof and as amended and supplemented from time to time, (iii) in the case of WMECO, any first mortgage indenture entered into after the date hereof on substantially the terms of the Old WMECO Indenture and covering substantially the same collateral, so long as such indenture and the lien created thereby are approved by the Massachusetts Department of Telecommunications and Energy, (iv) in the case of NGC, the Indenture of Mortgage and Deed of Trust, dated as of October 18, 2001, between NGC and The Bank of New York, as trustee, as amended and supplemented from time to time, and (v) in the case of PSNH, the First Mortgage Indenture, dated as of August 15, 1978, between PSNH and Wachovia Bank, National Association, as successor trustee, as previously and hereafter amended and supplemented.

     "Fiscal Quarter" means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

     "Fiscal Year" means a period of twelve calendar months ending on the last day of December.

     "Fronting Bank" means JPMorgan Chase Bank and any other
Lender having a long-term credit rating acceptable to the Borrower that delivers an instrument in form and substance satisfactory to the Borrower and the Administrative Agent whereby such other Lender agrees to act as "Fronting Bank" hereunder.

     "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Securities and Exchange Commission, the FERC, the Nuclear Regulatory Commission, the Connecticut Department of Public Utility Control, the New Hampshire Public Utilities Commission and the Massachusetts Department of Telecommunications and Energy) required in connection with either (i) the execution, delivery or performance of any Loan Document, or (ii) the nature of the Borrower's or any Subsidiary's business as conducted or the nature of the property owned or leased by it.

     "Hazardous Substance" means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

     "Indemnified Person" has the meaning assigned to that term in Section 10.04(b) hereof.

     "Information Memorandum" means the Confidential Information
Memorandum, dated October, 2004, regarding the credit facility to be provided to the Borrower hereunder, as distributed to the Administrative Agent and the Lenders, including, without limitation, all schedules and attachments thereto.

     "Interest Period" has the meaning assigned to that term in
Section 3.05(a) hereof.

     "L/C Commitment Amount" equals $350,000,000, as the same may be reduced or increased from time to time pursuant to
Section 2.04 hereof.

     "Lender Assignment" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07 hereto.

     "Lenders" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

     "Letter of Credit" has the meaning set forth in
Section 2.02(a).

     "Letter of Credit Request" has the meaning set forth in
Section 2.02(c).

     "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Documents" means this Agreement and the Notes.

     "Majority Lenders" means on any date of determination, Lenders who, collectively, on such date (i) have Percentages in the aggregate of at least 66-2/3% and (ii) if the Commitments have been terminated, hold at least 66-2/3% of the then aggregate Outstanding Credits of the Lenders. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "NGC" means Northeast Generation Company, a corporation organized under the laws of the State of Connecticut.

     "Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower, as such may be amended, supplemented or otherwise modified from time to time.

     "Notice of Borrowing" has the meaning assigned to that term in Section 3.01 hereof.

     "NU" has the meaning assigned to that term in the caption to this Agreement.

     "NU System Money Pool" means the money pool described in the application/declaration, as amended, of NU and certain of its Subsidiaries, filed with the Securities and Exchange Commission in File No. 70-9755, as amended from time to time.

     "NUSCO" means Northeast Utilities Service Company, a
Connecticut corporation.

     "Old WMECO Indenture" means the First Mortgage Indenture and
Deed of Trust dated as of August 1, 1954, from WMECO to State
Street Bank and Trust Company, as successor trustee, as amended and supplemented.

     "Other Taxes" has the meaning assigned to that term in
Section 4.05(b)

     "Outstanding Credits" mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all Advances outstanding on such date plus (ii) the aggregate Stated Amounts of all issued but undrawn Letters of Credit outstanding on such date plus (iii) the aggregate amount of Reimbursement Obligations outstanding on such date (exclusive of Reimbursement Obligations that, on such date of determination, are repaid with the proceeds of an Advance made in accordance with Section 2.02(g)(ii), to the extent the principal amount of such Advance is included in the determination of the aggregate principal amount of all outstanding Advances as provided in clause (i) of this definition). The "Outstanding Credits" of a Lender on any date of determination shall be an amount equal to the outstanding Advances made by such Lender plus the amount of such Lender's participatory interest in outstanding Letters of Credit and Reimbursement Obligations.

     "Parent Support Obligation" means, without duplication, any obligation of the Borrower under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii) and (v) of the definition of "Debt", including any reimbursement obligation in respect of a letter of credit, any recourse obligation in respect of a surety or similar bond or other, similar obligation of the Borrower other than a construction completion or similar performance guaranty as permitted hereunder issued on behalf of Select Energy Services, Inc. (formerly known as HEC Inc.). The amount of each Parent Support Obligation shall be computed in good faith in accordance with the Borrower's then applicable mark-to-market and other risk management methods.

     "Participation Transfer Date" has the meaning assigned to that term in Section 2.02(m).

     "Participation Transfer Period" has the meaning assigned to that term in Section 2.02(m).

     "Payment Date" means the date on which payment of a Drawing is made by the Fronting Bank.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

     "Percentage" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's
Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Principal Subsidiary" shall mean, during any fiscal quarter, CL&P, WMECO, PSNH, Select Energy Inc., NGC, Yankee and any other Subsidiary, whether owned directly or indirectly by the Borrower, which, with respect to the Borrower and its Subsidiaries taken as a whole, represents at least ten percent (10%) of the Borrower's consolidated assets (calculated as an average of such consolidated assets over the preceding four fiscal quarters) and ten percent (10%) of the Borrower's consolidated net income (or loss) (calculated as a sum of such net income (or loss) over the preceding four fiscal quarters).

     "PSNH" means Public Service Company of New Hampshire, a corporation duly organized under the laws of the State of New
Hampshire.

     "PUHCA" means the Public Utility Holding Company Act of
1935, as amended.

     "Recipient" has the meaning assigned to that term in
Section 10.08 hereof.

     "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Reference Banks" means Union Bank, Barclays Bank PLC and JPMorgan Chase Bank and any other bank or financial institution designated by the Borrower and the Administrative Agent with the approval of the Majority Lenders to act as a Reference Bank hereunder.

     "Reference Ratings" means the ratings assigned by S&P and Moody's to the senior, unsecured, non-credit enhanced long-term
Debt of the Borrower.

     "Regulatory Asset" means, with respect to CL&P, PSNH or WMECO, an intangible asset established by statute, regulation or regulatory order or similar action of a utility regulatory agency having jurisdiction over CL&P, PSNH or WMECO, as the case may be, and included in the rate base of CL&P, PSNH or WMECO, as the case may be, with the intention that such asset be amortized by rates over time.

     "Reimbursement Obligation" means the absolute and unconditional obligation of the Borrower, pursuant to
Section 2.02(f), to reimburse the Fronting Bank for any Drawing.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     "Stated Amount" means the maximum amount available to be drawn by a Beneficiary under a Letter of Credit.

     "Stranded Cost Recovery Obligations" means, with respect to any Person, such Person's obligations to make principal, interest or other payments to the issuer of stranded cost recovery bonds pursuant to a loan agreement or similar arrangement whereby the issuer has loaned the proceeds of such bonds to such Person.

     "Subsidiary" shall mean, with respect to any Person (the "Parent"), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Parent or one or more Subsidiaries of the Parent (whether direct or indirect) or by the Parent and one or more such Subsidiaries of the Parent.

     "Termination Date" means the earliest to occur of
(i) November 6, 2009, or such later date to which the Termination
Date shall be extended in accordance with Section 2.05, (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.04 or 8.02 or (iii) the date of acceleration of all amounts payable hereunder pursuant to
Section 8.02.

     "Total Capitalization" means, at any date, the sum of (i) Consolidated Debt of the Borrower and its Subsidiaries, (ii) the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Borrower and its Subsidiaries and (iii) the consolidated surplus of the Borrower and its Subsidiaries, paid-in, earned and other capital, if any, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Borrower's Financial Statements.

     "Total Commitment" means $500,000,000, or such other amount from time to time as shall equal the sum of the Commitments.

     "Transferred Amount" has the meaning assigned to that term in Section 2.02(m).

     "Type" has the meaning assigned to such term (i) in the definition of "Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

     "Union Bank" has the meaning assigned to that term in the caption to this Agreement.

     "Unmatured Default" means the occurrence and continuance of an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     "WMECO" means Western Massachusetts Electric Company, a corporation organized under the laws of the Commonwealth of Massachusetts.

     "Yankee" means Yankee Gas Services Company, a corporation duly organized under the laws of the State of Connecticut.

     SECTION 1.02. Computation of Time Periods.

       In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03. Accounting Terms; Financial Statements.

       All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the Financial Statements. All references contained herein to the Borrower's or a Principal Subsidiary's Annual Report on Form 10-K in respect of a Fiscal Year or Quarterly Report on Form 10-Q in respect of a Fiscal Quarter shall be deemed to include any exhibits and schedules thereto, including without limitation in the case of any Annual Report on Form 10-K, any "Annual Report" of the Borrower or such Principal Subsidiary referred to therein.

     SECTION 1.04. Computations of Outstandings.

       Whenever reference is made in this Agreement to the principal amount of Outstanding Credits under this Agreement on any date, such reference shall refer to the aggregate principal amount of all Outstanding Credits on such date after giving effect to (i) all Extensions of Credit to be made on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances, and any payment of Reimbursement Obligations, on such date by the Borrower.


                     ARTICLE II
                     COMMITMENTS

     SECTION 2.01. The Commitments.

     (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing
Date until the Termination Date, in an aggregate amount not to exceed on any day such Lender's Available Commitment. Within the limits of such Lender's Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

     (b) In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the aggregate principal amount advanced pursuant thereto to exceed the Available Commitments. In no event shall the Borrower be entitled to request or receive any Advance that would cause the total principal amount of all Outstanding Credits to exceed the Total Commitment.

     SECTION 2.02. Letters of Credit

     (a) Agreement of Fronting Bank. Subject to the terms and conditions of this Agreement, the Fronting Bank agrees to issue and amend (including, without limitation, to extend or renew) for the account of the Borrower or any Subsidiary thereof (each such Person, an "Account Party") one or more standby letters of credit (individually, a "Letter of Credit" and collectively, the "Letters of Credit") from and including the Closing Date to the Termination Date, up to a maximum aggregate Stated Amount at any one time outstanding equal to the L/C Commitment Amount minus Reimbursement Obligations outstanding at such time, each having an Expiration Date on or prior to 364 days after the Date of Issuance, date of extension or renewal, as the case may be, of such Letter of Credit; provided, however, that the Fronting Bank will not issue or amend a Letter of Credit if, immediately following such issuance or amendment, (i) the Stated Amount of such Letter of Credit would (A) exceed the Available Commitments or (B) when aggregated with (1) the Stated Amounts of all other outstanding Letters of Credit and (2) the outstanding Reimbursement Obligations, exceed the L/C Commitment Amount, or
(ii) the total principal amount of all Outstanding Credits would exceed the Total Commitment.

     (b) Forms. Each Letter of Credit shall be in a form customarily used by the Fronting Bank or in such other form as has been approved by the Fronting Bank. At the time of issuance or amendment, subject to the terms and conditions of this Agreement, the amount and the terms and conditions of each Letter of Credit shall be subject to approval by the Fronting Bank and the Borrower.

     (c) Notice of Issuance; Application. The Borrower shall give the Fronting Bank and the Administrative Agent written notice (or telephonic notice confirmed in writing) at least three Business Days prior to the requested Date of Issuance of a Letter of Credit, such notice to be in substantially the form of
Exhibit 2.02 hereto (a "Letter of Credit Request"). The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Fronting Bank. Such application forms shall indicate the identity of the Account Party and that the Borrower is the "Applicant" or shall otherwise indicate that the Borrower is the obligor in respect of any Letter of Credit to be issued thereunder. If the terms or conditions of the application forms conflict with any provision of this Agreement, the terms of this Agreement shall govern.

     (d) Issuance. Provided the Borrower has given the notice prescribed by Section 2.02(c) and subject to the other terms and conditions of this Agreement, including the satisfaction of the applicable conditions precedent set forth in Article V, the Fronting Bank shall issue the requested Letter of Credit on the requested Date of Issuance as set forth in the applicable Letter of Credit Request for the benefit of the stipulated Beneficiary and shall deliver the original of such Letter of Credit to the Beneficiary at the address specified in the notice. At the request of the Borrower, the Fronting Bank shall deliver a copy of each Letter of Credit to the Borrower within a reasonable time after the Date of Issuance thereof. Upon the request of the Borrower, the Fronting Bank shall deliver to the Borrower a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof. The Administrative Agent shall promptly notify each Lender of its pro rata share of each issued Letter of Credit and the Expiration Date thereof.

     (e) Notice of Drawing. The Fronting Bank shall promptly notify the Borrower by telephone, facsimile or other telecommunication of any Drawing under a Letter of Credit.

     (f) Payments. The Borrower hereby agrees to pay to the Fronting Bank, in the manner provided in subsection (g) below:

          (i) on each Payment Date, an amount equal to the amount paid by the Fronting Bank under any Letter of Credit; and

          (ii) if any Drawing shall be reimbursed to the Fronting Bank after 12:00 noon (New York time) on the Payment Date, interest on any and all amounts required to be paid pursuant to clause (i) of this subsection (f) from and after the due date thereof until payment in full, payable on demand, at an annual rate of interest equal to 2.00% above the Administrative Agent's base rate as in effect from time to time.

     (g) Method of Reimbursement. The Borrower shall reimburse the Fronting Bank for each Drawing under any Letter of Credit pursuant to subsection (f) above in the following manner:

          (i) the Borrower shall immediately reimburse the Fronting Bank in the manner described in Section 4.01; or

          (ii) if (A) the Borrower has not reimbursed the Fronting Bank pursuant to clause (i) above, (B) the applicable conditions to the making of an Advance set forth in Articles II, III and V have been fulfilled, and (C) the Available Commitments in effect at such time exceed the amount of the Drawing to be reimbursed, the Borrower may reimburse the Fronting Bank for such Drawing with the proceeds of a Base Rate Advance or, if the conditions specified in the foregoing clauses (A), (B) and (C) have been satisfied and a Notice of Borrowing requesting a Eurodollar Rate Advance has been given in accordance with Section 3.01 three Business Days prior to the relevant Payment Date, with the proceeds of a Eurodollar Rate Advance.

     (h)  Expiration or Maturity Date of Letters of Credit; Cash
Collateral Requirement.

          (i) If the Termination Date is scheduled to occur prior to the Expiration Date of any Letter of Credit outstanding hereunder, the Borrower shall, no later than the Termination Date (after giving effect to any extension thereof pursuant to Section 2.05), deposit cash in immediately available funds in the Cash
     Collateral Account in an amount equal to the Stated Amount of such Letter of Credit. If a Drawing pursuant to such Letter of Credit occurs on or prior to the Expiration Date of such Letter of Credit, the Borrower authorizes the Fronting Bank to use the monies deposited in the Cash Collateral Account to make a payment to the Beneficiary with respect to such Drawing. If no Drawing occurs on or prior to the Expiration Date of such Letter of Credit, the Fronting Bank shall promptly return to the Borrower the balance on deposit in the Cash Collateral Account with respect to such outstanding Letter of Credit. The Borrower hereby collaterally assigns, and grants to the Fronting Bank, for the pro rata benefit of the Fronting Bank and the Lenders, a security interest in all funds held in the Cash Collateral
     Account from time to time and proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Fronting Bank under this Agreement. The Cash Collateral Account shall be in the name of the Borrower for the benefit of the Fronting Bank and the Lenders as a cash collateral account, but the Fronting Bank shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein, or
     (ii) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein. The Fronting Bank shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Fronting Bank accords other funds deposited with the Fronting
     Bank in like accounts, it being understood that the Fronting Bank shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account.

          (ii) At the direction of the Borrower, provided, that no Unmatured Default or Event of Default shall have occurred and be continuing, the Fronting Bank shall invest funds on deposit in the Cash Collateral Account in certificates of deposit, other bank deposits of the Fronting Bank, or other high-quality short-term debt instruments, in each case at such rates and for such periods as the Borrower and the Fronting Bank shall agree. The Borrower shall bear all risks and costs associated with such investments and the liquidation thereof and shall make additional deposits in the Cash Collateral Account to the extent necessary to ensure that the amounts on deposit therein at all times equal or exceed the amounts required to be deposited therein pursuant to this subsection (h). Upon the payment in full of all amounts due hereunder and the expiration or termination of all Letters of Credit, the Fronting Bank shall pay to the Borrower the proceeds of any investments remaining in the Cash Collateral Account.

          (iii) If, at any time following payment to the Lenders of any amounts owing or to become owing in respect thereof, the Borrower's reimbursement and other obligations under or in respect of any Letter of Credit shall be transferred to another credit facility in a manner satisfactory to the Fronting Bank in its sole and absolute discretion with the result that such Letter of Credit is deemed issued under such other credit facility, such Letter of Credit shall no longer be deemed to be a "Letter of Credit" for purposes of, and shall no longer be deemed to be outstanding under, this Agreement.

          (iv) If at any time there shall be more than one Fronting Bank, then separate Cash Collateral Accounts shall be maintained by the Borrower with each such Fronting Bank in respect of the Letters of Credit issued by such Fronting Bank, and the provisions of this subsection (h) shall apply with equal force to each such Cash Collateral Account.

     Nothing in this subsection (h) shall limit or otherwise affect the participatory interests of the Lenders in the outstanding Letters of Credit.

     (i) Nature of Fronting Bank's Duties. In determining whether to honor any Drawing under any Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. The Borrower otherwise assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Fronting Bank by, the respective Beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, but consistent with applicable law, the Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of any drawing honored under a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or the proceeds thereof; (vi) for the misapplication by the Beneficiary of any such Letter of Credit or of the proceeds of any drawing honored under such Letter of Credit; and (vii) for any consequences arising from causes beyond the control of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of any of the Fronting Bank's rights or powers hereunder. Not in limitation of the foregoing, any action taken or omitted to be taken by the Fronting Bank under or in connection with any Letter of Credit, whether in determining to honor any Drawing under any Letter of Credit or otherwise, shall not create against the Fronting Bank any liability to the Borrower or any Lender, except for actions or omissions resulting from the gross negligence or willful misconduct of the Fronting
Bank or any of its agents or representatives.

     (j) Obligations of Borrower Absolute. The obligation of the Borrower to reimburse the Fronting Bank for Drawings honored under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right that the Borrower, any Account Party or any Affiliate of the Borrower or any Account Party may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such Beneficiary or transferee may be acting), the Fronting Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (iii) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) any non-application or misapplication by the Beneficiary of the proceeds of any Drawing under a Letter of Credit; or

          (vi) the fact that an Unmatured Default or Event of Default shall have occurred and be continuing.

No payment made under this Section shall be deemed to be a waiver of any claim the Borrower may have against the Fronting Bank or any other Person.

     (k)  Participations by Lenders.

          (i) (i) By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or any Lender in respect thereof, the Fronting Bank shall hereby be deemed to have granted to each Lender, and each Lender shall hereby be deemed to have acquired from the Fronting Bank, an undivided interest and participation in such Letter of Credit (including any letter of credit issued by the Fronting Bank in substitution or exchange for such Letter of Credit pursuant to the terms thereof) equal to such Lender's Percentage of the Stated Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Fronting Bank, in accordance with this subsection (k), such Lender's Percentage of each payment made by the Fronting Bank in respect of an unreimbursed Drawing under a Letter of Credit. The Fronting Bank shall notify the Administrative Agent of the amount of such unreimbursed Drawing honored by it not later than
     (x) 12:00 noon (New York time) on the date of payment of a draft under a Letter of Credit, if such payment is made at or prior to 11:00 a.m. (New York time) on such day, and (y) the close of business (New York time) on the date of payment of a draft under a Letter of Credit, if such payment is made after 11:00 a.m. (New York time) on such day, and the Administrative Agent shall notify each Lender of the date and amount of such unreimbursed Drawing under such Letter of Credit honored by the Fronting Bank and the amount of such Lender's Percentage therein no later than (1) 1:00 p.m. (New York time) on such day, if such payment is made at or prior to 11:00 a.m. (New York time) on such day, and (2) 11:00 a.m. (New York time) on the next following Business Day, if such payment is made after 11:00 a.m. (New York time) on such day.
     Not later than 2:00 p.m. (New York time) on the date of receipt of a notice of an unreimbursed Drawing by a Lender, such Lender agrees to pay to the Fronting Bank an amount equal to the product of (A) such Lender's Percentage and (B) the amount of the payment made by the Fronting Bank in respect of such unreimbursed
     Drawing.

          (ii) If payment of the amount due pursuant to the preceding sentence from a Lender is received by the Fronting Bank after the close of business on the date it is due, such Lender agrees to pay to the Fronting Bank, in addition to (and along with) its payment of the amount due pursuant to the preceding sentence, interest on such amount at a rate per annum equal to (a) for the period from and including the date such payment is due to but excluding the second succeeding Business Day, the Federal Funds Rate, and (b) for the period from and including the second Business Day succeeding the date such payment is due to but excluding the date on which such amount is paid in full, the Federal Funds Rate plus 2.00%.

     (l) Obligations of Lenders Absolute. Each Lender acknowledges and agrees that (i) its obligation to acquire a participation in the Fronting Bank's liability in respect of the Letters of Credit and (ii) its obligation to make the payments specified herein, and the right of the Fronting Bank to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstances whatsoever, including, without limitation, (A) the occurrence and continuance of any Event of Default or any Unmatured Default; (B) any other breach or default by the Borrower, the Administrative Agent or any Lender hereunder; (C) any lack of validity or enforceability of any Letter of Credit or this Agreement; (D) the existence of any claim, setoff, defense or other right that the Lender may have at any time against the Borrower, any other Account Party, any Beneficiary, the Fronting Bank or any other Lender; (E) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any Beneficiary, the Fronting Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement or any other documents contemplated hereby or any unrelated transactions; (F) any amendment or waiver of, or consent to any departure from, all or any of the Letters of Credit or this Agreement; (G) any statement or any document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (H) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, so long as such payment is not the consequence of the Fronting Bank's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms thereof;
(I) the occurrence of the Termination Date; or (J) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Nothing herein shall prevent the assertion by any Lender of a claim by separate suit or compulsory counterclaim, nor shall any payment made by a Lender under
Section 2.02 hereof be deemed to be a waiver of any claim that a Lender may have against the Fronting Bank or any other Person.

     (m) Proceeds of Reimbursements. (i) Upon receipt of a payment from the Borrower pursuant to subsection (f) hereof, the Fronting Bank shall promptly transfer to each Lender such Lender's pro rata share (determined in accordance with such Lender's
Percentage) of such payment based on such Lender's pro rata share (determined as aforesaid) of amounts previously paid pursuant to subsection (k), above, and not previously transferred pursuant to this subsection (m) by the Fronting Bank; provided, however, that if a Lender shall fail to pay to the Fronting Bank any amount required by subsection (k) above by the close of business on the Business Day following the date on which such payment was due from such Lender, and the Borrower shall not have reimbursed the Fronting Bank for such amount pursuant to subsection (g) hereof
(such unreimbursed amount being hereinafter referred to as a "Transferred Amount"), the Fronting Bank shall be deemed to have purchased, on such following Business Day (a "Participation
Transfer Date") from such Lender (a "Defaulting Lender"), a participation in such Transferred Amount and shall be entitled, for the period from and including the Participation Transfer Date to the earlier of (i) the date on which the Borrower shall have reimbursed the Fronting Bank for such Transferred Amount and (ii) the date on which such Lender shall have reimbursed the Fronting
Bank for such Transferred Amount (the "Participation Transfer Period"), to the rights, privileges and obligations of a "Lender" under this Agreement with respect to such Transferred Amount, and such Defaulting Lender shall not be deemed to be a Lender hereunder, and shall not have any rights or interests of a Lender hereunder, with respect to such Transferred Amount, and its Percentage shall be reduced accordingly with the amount by which such Percentage is reduced deemed held by the Fronting Bank during the Participation Transfer Period; and provided further, however, that if, at any time after the occurrence of a Participation Transfer Date with respect to any Lender and prior to the reimbursement by such Lender of the Fronting Bank with respect to the related Transferred Amount pursuant to subsection
(k) above, the Fronting Bank shall receive any payment from the Borrower pursuant to subsection (f) hereof, the Fronting Bank shall not be obligated to pay any amounts to such Lender, and the Fronting Bank shall retain such amounts (including, without limitation, interest payments due from the Borrower pursuant to subsection (f) hereof) for its own account as a Lender, provided that all such amounts shall be applied in satisfaction of the unpaid amounts (including, without limitation, interest payments due from such Lender pursuant to subsection (k), above) due from such Lender with respect to such Transferred Amount.

          (i) If at any time after the occurrence of a Participation Transfer Date with respect to any Lender, the Administrative Agent shall receive any payment from the Borrower for the account of such Lender pursuant to this Agreement, if at the time of receipt of such amounts by the Administrative Agent such Lender shall not have reimbursed the Fronting Bank with respect to the related Transferred Amount pursuant to subsection (k) above, the Administrative Agent shall not pay any such amounts to such Lender but shall pay all such amounts to the Fronting Bank and the Fronting Bank shall retain such amounts for its own account as a Lender and apply such amounts in satisfaction of the unpaid amounts (including, without limitation, interest payments due from such Lender pursuant to subsection (k) above) due from such Lender with respect to such Transferred Amount.

          (ii) All payments due to the Lenders from the Fronting Bank pursuant to this subsection (m) shall be made to the Lenders if, as, and, to the extent possible, when the Fronting Bank receives payments in respect of Drawings under the Letters of Credit pursuant to subsection (f) hereof, and in the same funds in which such amounts are received; provided that if any Lender to whom the Fronting Bank is required to transfer any such payment (or any portion thereof) pursuant to this subsection (m) does not receive such payment (or portion thereof) prior to (i) the close of business on the Business Day on which the Fronting Bank received such payment from the Borrower, if the Fronting Bank received such payment prior to 1:00 p.m. (New York time) on such day, or (ii) 1:00 p.m. (New York time) on the Business Day next succeeding the Business Day on which the Fronting Bank received such payment from the Borrower, if the Fronting Bank received such payment after 1:00 p.m. (New York time) on such day, the Fronting Bank agrees to pay to such Lender, along with its payment of the portion of such payment due to such Lender, interest on such amount at a rate per annum equal to (1) for the period from and including the Business Day when such payment was required to be made to the Lenders to but excluding the second succeeding Business Day, the Federal Funds Rate and (ii) for the period from and including the second Business Day succeeding the Business Day when such payment was required to be made to the Lenders to but excluding the date on which such amount is paid in full, the Federal Funds Rate plus 2.00%. The provisions of this subsection (m) shall not affect or impair any of the obligations under this Agreement of any Defaulting Lender to the Fronting Bank, all of which shall remain unaffected by any default in payment by the Fronting Bank to such Defaulting Lender.

          (iii) If, in connection with any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if for any other reason whatsoever, the Fronting Bank shall be required to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official all or any portion of any payments to the Lenders pursuant to this subsection (m) or interest thereon
     (a "Returned Payment"), each Lender shall, upon demand of the Fronting Bank, forthwith return to the Fronting Bank any amounts transferred to such Lender by the Fronting Bank in respect thereof pursuant to this subsection (m) plus such Lender's pro rata share (determined in accordance with such Lender's Percentage) of interest (if any) that the Fronting Bank is required to pay to such trustee, receiver, liquidator, custodian or other similar official with respect to any Returned Payment.

     (n)  Concerning the Fronting Bank.

          (i) The Fronting Bank will exercise and give the same care and attention to the Letters of Credit as it gives to its other letters of credit and similar obligations, and each Lender agrees that the Fronting Bank's sole liability to each Lender shall be
     (i) to distribute promptly, as and when received by the Fronting Bank, and in accordance with the provisions of subsection (m) above, such Lender's pro rata share (determined in accordance with such Lender's Percentage) of any payments to the Fronting
     Bank by the Borrower pursuant to subsection (g) above in respect of Drawings under the Letters of Credit, (ii) to exercise or refrain from exercising any right or to take or to refrain from taking any action under this Agreement or any Letter of Credit as may be directed in writing by the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders) or the Administrative Agent acting at the direction and on behalf of the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders), except to the extent required by the terms hereof or thereof or by applicable law, and (iii) as otherwise expressly set forth in this Section
     2.02. The Fronting Bank shall not be liable for any action taken or omitted at the request or with approval of the Majority
     Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders) or of the Administrative Agent acting on behalf of the Majority Lenders (or, when expressly required by the terms of this Agreement, all of the Lenders) or for the nonperformance of the obligations of any other party under this Agreement, any Letter of Credit or any other document contemplated hereby or thereby. Without in any way limiting any of the foregoing, the Fronting Bank may rely upon the advice of counsel concerning legal matters and upon any written communication or any telephone conversation that it believes to be genuine or to have been signed, sent or made by the proper
     Person and shall not be required to make any inquiry concerning the performance by the Borrower, any Beneficiary or any other
     Person of any of their respective obligations and liabilities under or in respect of this Agreement, any Letter of Credit or any other documents contemplated hereby or thereby. The Fronting Bank shall not have any obligation to make any claim, or assert any Lien, upon any property held by the Fronting Bank or assert any offset thereagainst in satisfaction of all or any part of the obligations of the Borrower hereunder; provided that the Fronting Bank shall, if so directed by the Majority Lenders or the Administrative Agent acting on behalf of and with the consent of the Majority Lenders, have an obligation to make a claim, or assert a Lien, upon property held by the Fronting Bank in connection with this Agreement, or assert an offset thereagainst.

          (ii) The Fronting Bank may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking or trust business with the Borrower or any of its Affiliates, or any other Person, and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

          (iii) The Fronting Bank makes no representation or warranty, and shall have no responsibility, with respect to: (i) the genuineness, legality, validity, binding effect or enforceability of this Agreement or any other documents contemplated hereby;
     (ii) the truthfulness, accuracy or performance of any of the representations, warranties or agreements contained in this Agreement or any other documents contemplated hereby; (iii) the collectibility of any amounts due under this Agreement; (iv) the financial condition of the Borrower or any other Person; or (v) any act or omission of any Beneficiary with respect to its use of any Letter of Credit or the proceeds of any Drawing under any Letter of Credit.

     (o) Indemnification of Fronting Bank by Lenders. To the extent that the Fronting Bank is not reimbursed and indemnified by the Borrower under Section 10.04 hereof, each Lender agrees to reimburse and indemnify the Fronting Bank on demand, pro rata in accordance with such Lender's Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Fronting Bank, in any way relating to or arising out of this Agreement, any Letter of Credit or any other document contemplated hereby or thereby, or any action taken or omitted by the Fronting Bank under or in connection with this Agreement, any Letter of Credit or any other document contemplated hereby or thereby; provided, however, that such Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Fronting Bank's gross negligence or willful misconduct; and provided further, however, that such Lender shall not be liable to the Fronting Bank or any other Lender for the failure of the Borrower to reimburse the Fronting Bank for any drawing made under a Letter of Credit with respect to which such Lender has paid the Fronting Bank such Lender's pro rata share (determined in accordance with such Lender's Percentage), or for the Borrower's failure to pay interest thereon. Each Lender's obligations under this subsection (o) shall survive the payment in full of all amounts payable by such Lender under subsection
(k), above, and the termination of this Agreement and the Letters of Credit. Nothing in this subsection (o) is intended to limit any Lender's reimbursement obligation contained in subsection
(k), above.

     (p) Representations of Lenders. As between the Fronting Bank and the Lenders, by its execution and delivery of this Agreement each Lender hereby represents and warrants solely to the Fronting Bank that (i) it is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has full corporate power, authority and legal right to execute, deliver and perform its obligations to the Fronting Bank under this Agreement; and (ii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bank organization, moratorium, conservatorship or other laws now or hereafter in effect affecting the enforcement of creditors rights in general and the rights of creditors of banks, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (q) Multiple Fronting Banks. If there shall be more than one Fronting Bank holding Outstanding Credits at any time hereunder, each such Fronting Bank shall, with respect to the Letters of Credit issued by it and the Reimbursement Obligations owing to it, be regarded hereunder as the "Fronting Bank" and shall have all the rights, interests, protections and obligations of the "Fronting Bank" hereunder with respect to such Letters of Credit and Reimbursement Obligations and all matters relating thereto. Whenever any action may be, or is required to be, taken by the Fronting Bank hereunder, each Fronting Bank may, or shall, take such action only in respect of the Letters of Credit issued by it and the Reimbursement Obligations owing to it. Whenever the consent of the Fronting Bank is required hereunder with respect to any proposed action, the consent of each Fronting Bank holding Outstanding Credits shall be required for such proposed action to be taken. Any notice to be provided to the Fronting Bank shall be provided to each Fronting Bank holding Outstanding Credits, and each such Fronting Bank shall have the right to request any information, and take any other action, as the Fronting Bank is permitted to do hereunder. If at any time no Letters of Credit and no Reimbursement Obligations are outstanding, then JPMorgan Chase, in its capacity as Fronting Bank, shall have the sole right and/or obligation to take any action or issue any consent that the Fronting Bank may, or is required to, take or issue hereunder. The protections accorded the Fronting Bank hereunder shall inure to the benefit of each Fronting Bank holding Outstanding Credits from time to time hereunder, regardless of whether the same are outstanding at the time as the benefits of such protections are asserted.

     (r) Existing Letters of Credit. The Borrower hereby acknowledges and agrees that each of the Existing LCs shall, from and after the Closing Date, be deemed to be a "Letter of Credit" issued under this Agreement for the account of the Borrower, and the reimbursement obligations in respect of any drawing made by the beneficiary with respect to any Existing LC shall, from and after the Closing Date, constitute "Reimbursement Obligations" of the Borrower under this Agreement, and the Outstanding Credits shall be increased, and the Available Commitments shall be decreased, by an amount equal to the stated amounts of the Existing LCs upon the Closing Date. Each of the Lenders acknowledges and consents to the terms of this subsection (r).

     SECTION 2.03. Fees.

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") on the amount of such Lender's Commitment (whether used or unused) at the Applicable Facility Fee Rate, from the date of this Agreement, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date. The Facility Fee payable by the Borrower shall be calculated and accrued daily and shall be payable quarterly in arrears on the last day of each December, March, June and September, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

     (b) The Borrower further agrees to pay the fees specified in the Fee Letter (including the "Fronting Fee" referred to therein) that are for its account to the parties entitled thereto, together with such other fees as may be separately agreed to by the Borrower and the other parties thereto or their respective
Affiliates.

     (c) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a fee in an amount equal to the then Applicable Margin for outstanding Eurodollar Rate Advances multiplied by the Stated Amount of each Letter of Credit, in each case for the number of days that such Letter of Credit is issued but undrawn, payable quarterly in arrears on the last day of each December, March, June and September, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

     SECTION 2.04. Reduction and Increase of the Commitments.

     (a) Reduction. The Borrower may, at any time, by providing at least three Business Days' prior written notice to the Administrative Agent, terminate in whole or reduce in part the Commitments on a pro rata basis with respect to each Lender; provided, that any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, further, that the Commitments may not be reduced to an amount that is less than the aggregate Stated Amount of outstanding Letters of Credit.
Each such notice of termination or reduction shall be irrevocable. Subject to the foregoing, any reduction of the Commitments to an amount that is lower than the L/C Commitment Amount shall result in a reduction of the L/C Commitment Amount to the extent of such deficit.

     (b) Increase. From time to time prior to the Termination Date, the Borrower may increase the Total Commitment by an aggregate amount of $100,000,000 (any such increase, a "Commitment
Increase"), up to a maximum Total Commitment of $600,000,000, by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to offer to participate in such Commitment Increase) or one or more other banks or other financial institutions reasonably acceptable to the Administrative Agent that at the time agree, in the case of any such bank or financial institution that is an existing Lender to increase its Commitment (an
"Increasing Lender") and, in the case of any other such bank or financial institution (an "Additional Lender"), to become a party to this Agreement. The sum of the increases in the Commitments of the Increasing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this subsection (b) to the Administrative Agent, which shall promptly provide a copy of such notice to the Lenders.

          (i)  Any Commitment Increase shall become effective upon
     (A) the receipt by the Administrative Agent of (1) an agreement in form and substance satisfactory to the Administrative Agent
     (x) signed by the Borrower, each Increasing Lender, each Additional Lender and, if any portion of the Commitment Increase is to be allocated to increase the L/C Commitment Amount, the Fronting
     Bank, (y) setting forth the new Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (z) if any portion of the Commitment Increase is to be allocated to increase the L/C Commitment Amount, setting forth the new L/C Commitment Amount, (2) certified copies of the Commitment Increase Approvals and such opinions of counsel for the Borrower with respect to the Commitment Increase as the Administrative Agent may reasonably request, and (3) a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such Commitment Increase (x) no Unmatured Default or Event of Default has occurred and is continuing, (y) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects, and (z) all Commitment Increase Approvals have been obtained and are in full force and effect, and (B) the funding by each Increasing Lender and Additional
     Lender of the Advance(s) to be made by each such Lender described in paragraph (iii) below.

          (ii) Upon the effective date of any Commitment Increase, each Increasing Lender and each Additional Lender shall provide funds to the Administrative Agent in the manner described in Section
     3.03 in an amount equal to the product of (x) the aggregate principal amount of Advances outstanding hereunder, expressed as a percentage of the Total Commitment (calculated, in each case, immediately prior to such Commitment Increase) and (y) the amount of such Lender's Commitment Increase. The funds so provided by any Lender shall be deemed to be an Advance or Advances made by such Lender on the date of such Commitment Increase, with such Advance(s) being (A) in an amount equal to the product of (x) the aggregate outstanding principal amount of each Advance expressed as a percentage of the Total Commitment (calculated, in each case, immediately prior to such Commitment Increase) and (y) the amount of such Lender's Commitment Increase and (B) of the same Type(s) and having the same Interest Period(s) as each Advance described in the preceding clause (A), such that after giving effect to such Commitment Increase and the Advances(s) made on the date of such Commitment Increase, each Advance outstanding hereunder shall consist of Advances made by the Lenders ratably in accordance with their pro rata shares of the Total Commitment.

          (iii) Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Advances on such date pursuant to paragraph
     (iii) above, all calculations and payments of interest on the Advance comprising any Advances shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

     SECTION 2.05. Extension of the Termination Date.

       Unless the Termination Date shall have previously occurred in accordance with its terms, at least 45 days but not more than 60 days before the Termination Date, as then in effect, the Borrower may, by notice to the Administrative Agent (any such notice being irrevocable), request the Administrative Agent, the Fronting Bank and the Lenders to extend the Termination Date for a period of 364 days. If the Borrower shall make such request, the Administrative Agent shall promptly inform the Fronting Bank and the Lenders thereof and, no later than 30 days prior to the Termination Date as then in effect, the Administrative Agent shall notify the Borrower in writing if the Fronting Bank and the Lenders consent to such request and the conditions of such consent (including conditions relating to legal documentation and evidence of the obtaining of all necessary governmental approvals). The granting of any such consent shall be in the sole and absolute discretion of the Fronting Bank and each Lender, and, if the Fronting Bank or any Lender shall not so notify the Administrative Agent or, if the Administrative Agent shall not so notify the Borrower, such lack of notification shall be deemed to be a determination not to consent to such request. No such extension shall occur unless the Fronting Bank and all of the Lenders consent in writing thereto (or, in the case of the Lenders, if less than all the Lenders consent thereto, unless one or more other existing Lenders, or one or more other banks and financial institutions acceptable to the Borrower and the Administrative Agent, agree to assume all of the Commitments of the non-consenting Lenders).


                         ARTICLE III
                          ADVANCES

     SECTION 3.01. Advances. More than one Borrowing may be made on the same Business Day. Each Borrowing shall consist of Advances of the same Type and Interest Period made to the Borrower on the same Business Day by the Lenders ratably according to their respective Commitments. Each Borrowing shall be made on notice in substantially the form of Exhibit 3.01 hereto (a "Notice of Borrowing"), delivered by the Borrower to the Administrative Agent, by hand or facsimile, not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing. Upon receipt of a Notice of Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received.
Each Notice of Borrowing shall specify therein: (i) the requested
(A) date of such Borrowing, (B) principal amount and Type of Advances comprising such Borrowing and (C) initial Interest Period for such Advances; (ii) the aggregate amount of Outstanding Credits on such date after giving effect to such proposed Borrowing.
Each proposed Borrowing shall be subject to the satisfaction of the conditions precedent thereto as set forth in Article V hereof; and (iii) if the Borrower so chooses, a term, expressed as a number of days (which shall in no event end later than the Termination Date), beyond which such Borrowing may not be outstanding.

     SECTION 3.02. Terms Relating to the Making of Advances.

     (a) Notwithstanding anything in Section 3.01 above to the contrary:

          (i) at no time shall more than twelve different Borrowings be outstanding hereunder;

          (ii) each Borrowing hereunder that is to be comprised of Base Rate Advances shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Borrowings to be made to, or repaid or prepaid by, the Borrower on such date; and

          (iii) each Borrowing hereunder that is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $5,000,000 or an increment of $1,000,000 in excess thereof.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

     SECTION 3.03. Making of Advances.

     (a) Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in Section 10.02, in same day funds, such Lender's portion of such Borrowing.
Advances shall be made by the Lenders ratably in accordance with their several Commitments. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount on such date. If and to the extent that any such Lender (a "non-performing Lender") shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

     (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 3.04. Repayment of Advances; Delivery of Notes.

     (a) The Borrower shall repay the principal amount of each Advance made to it hereunder no later than on the earlier of (i) the last day of the term (if any) specified pursuant to clause
(iii) of Section 3.01 in the Notice of Borrowing related to such Advance and (ii) the Termination Date.

     (b) Any Lender may request that the Extensions of Credit to be made by it be evidenced by a Note. Promptly upon receipt of such request, the Borrower shall prepare, execute and deliver to such Lender (or, if requested by such Lender, to such Lender and its assignees) a Note. Thereafter, the Extensions of Credit evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.07) be represented by one or more Notes payable to the order of the payee named therein.

     SECTION 3.05. Interest.

     (a)  Interest Periods.

          (i) The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this
     Section 3.05 is referred to herein as an "Interest Period". The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance, one, two, three or four months and
     (ii) in the case of any Base Rate Advance, the period of time beginning on the date of the making of, or the conversion of an outstanding Advance into, such Advance and ending on the last day of March, June, September or December next following the date on which such Advance was made; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Termination Date.

          (ii) Subject to the terms and conditions of this Agreement, the initial Interest Period for any Advance made to the Borrower shall be determined by the Borrower as set forth in its Notice of Borrowing with respect to such Advance. The Borrower may elect to continue or convert one or more Advances of any Type and having the same Interest Period to one or more Advances of the same or any other Type and having the same or a different Interest Period on the following terms and subject to the following conditions:

               (A) Each continuation or conversion shall be made as to all Advances comprising a single Borrowing upon written notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed continuation of or conversion, in the case of a continuation or conversion to a Eurodollar Rate Advance, or on the day of the proposed continuation of or conversion to a Base Rate Advance. The Administrative Agent shall notify each Lender of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (1) the date of such proposed continuation or conversion (which in the case of Eurodollar Rate Advances shall be the last day of the Interest Period then applicable to such Advances to be continued or converted), (2) the Type of, and Interest Period applicable to, the Advances proposed to be continued or converted, (3) the aggregate principal amount of Advances proposed to be continued or converted, and (4) the Type of Advances to which such Advances are proposed to be continued or converted and the Interest Period to be applicable thereto.

               (B) During the continuance of an Unmatured Default, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and all Eurodollar Rate Advances then outstanding shall be converted to Base Rate Advances on the last day of the Interest Period then in effect, if, on such day, an Unmatured Default shall be continuing.

              (C) During the continuance of an Event of Default, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and upon the occurrence of an Event of Default, all Eurodollar Rate Advances then outstanding shall immediately, without further act by the Borrower, be converted to Base Rate Advances.

               (D) If no notice of continuation or conversion is received by the Administrative Agent as provided in paragraph
          (A), above, with respect to any outstanding Advances on or before the third Business Day prior to the last day of the Interest Period then in effect for such Advances, the Administrative Agent shall treat such absence of notice as a deemed notice of continuation or conversion providing for such Advances to be continued as or converted to Base Rate Advances with an Interest Period of three months commencing on the last day of such Interest Period.

     (b) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Advance owing by the Borrower from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

          (i) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, interest thereon shall be payable (A) on the last day of the Interest Period applicable thereto, (B) in the case of a Eurodollar Rate Advance with an Interest Period of more than three months' duration, on each day that would have been an Interest Payment Date for such Advance if successive Interest Periods of three months' duration had been applicable to such Advance, (C) on the date on which such Advance is repaid in full and (D) on the Termination Date; provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate for such Advance for such Interest Period, or, if higher, 2.0% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (ii) Base Rate Advances. If such Advance is a Base Rate Advance, interest thereon shall be payable (A) quarterly on the last day of each March, June, September and December, (B) on the date such Base Rate Advance shall be paid in full and (C) on the Termination Date; provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate for such Advance for such Interest Period.

     (c) Other Amounts. Except as otherwise provided in Section 2.02(f)(ii), any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

     (d) Interest Rate Determinations. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Advance. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest Period. If any one Reference Bank shall not furnish such timely information, the Administrative Agent shall determine such interest rate on the basis of the timely information furnished by the other two Reference Banks.


                           ARTICLE IV
                           PAYMENTS

     SECTION 4.01. Payments and Computations.

     (a) The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent or, with respect to payments made in respect of Reimbursement Obligations, the Fronting Bank, at its address referred to in Section 10.02 hereof, in same day funds. The Administrative Agent or the Fronting Bank, as the case may be, will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective
Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to
Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent or the Fronting Bank, as the case may be, shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes the Administrative Agent, the Fronting Bank and each Lender, if and to the extent payment owed to the Administrative Agent, the Fronting Bank or such Lender, as the case may be, is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent, the Fronting Bank or such Lender, as the case may be, any amount so due.

     (c) All computations of interest based on the Base Rate (except when determined on the basis of the Federal Funds Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts payable pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount on the basis of a year of 360 days.
All other computations of interest, including computations of interest based on the Eurodollar Rate, the Base Rate (when and if determined on the basis of the Federal Funds Rate), and all computations of fees and other amounts payable hereunder, shall be made on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each such determination by the Administrative Agent, the Fronting Bank or a Lender shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on, or principal of, Eurodollar Rate Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative
Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.
If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 4.02. Prepayments.

     (a) The Borrower shall not have any right to prepay any Advances except in accordance with subsections (b) and (c), below.

     (b) The Borrower may, (i) in the case of Eurodollar Rate Advances, upon at least three Business Day's written notice to the Administrative Agent (such notice being irrevocable) and
(ii) in the case of Base Rate Advances, upon notice not later than 11:00 a.m. on the date of the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (c) If at any time the aggregate principal amount of Outstanding Credits shall exceed the Total Commitment, the Borrower shall forthwith prepay so much of the outstanding Advances, and/or pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to so much of the amount available for drawing under the Letters of Credit outstanding at such time, as shall result in the amount of Outstanding Credits minus the amount of funds so held as collateral being less than or equal to the Total Commitment at such time. All prepayments pursuant to this subsection (c) shall be effected from outstanding Advances comprising part of the same Borrowing or Borrowings and shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d).

     SECTION 4.03. Yield Protection.

     (a) Change in Circumstances. Notwithstanding any other provision herein, if after the date hereof the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to the Fronting Bank or any Lender of the principal of or interest on any Eurodollar Rate Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of the Fronting Bank or such Lender, or its Applicable Lending Office, by the jurisdiction in which the Fronting Bank or such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit (or participatory interests therein) issued by, commitments or assets of, deposits with or for the account of, or credit extended by, the Fronting Bank or such Lender, or (iii) shall impose on the Fronting Bank or such Lender any other condition affecting this Agreement, the Letters of Credit or participatory interests therein or Eurodollar Rate Advances, and the result of any of the foregoing shall be (A) to increase the cost to the Fronting Bank or such Lender of issuing, maintaining or participating in this Agreement or the Letter of Credit or of agreeing to make, making or maintaining any Advance or (B) to reduce the amount of any sum received or receivable by the Fronting Bank or such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Fronting Bank or such Lender, upon demand, such additional amount or amounts as will compensate the Fronting Bank or such Lender for such additional costs incurred or reduction suffered.

     (b) Capital. If the Fronting Bank or any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Fronting Bank or any Lender (or any Applicable Lending Office of the Fronting Bank or such Lender), or any holding company of any such entity, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such entity's capital or on the capital of such entity's holding company, if any, as a consequence of this Agreement, the Letters of Credit or such entity's participatory interest therein, any Commitment hereunder or the portion of the Advances made by such entity pursuant hereto to a level below that which such entity or such entity's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such entity's policies and the policies of such entity's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such entity or such entity's holding company based upon the existence of this Agreement, the Letters of Credit or such entity's participatory interest therein, any Commitment hereunder, the portion of the Advances made by such entity pursuant hereto and other similar such credits, participations, commitments, agreements or assets, then from time to time the Borrower shall pay to the Fronting Bank or such Lender, upon demand, such additional amount or amounts as will compensate such entity or such entity's holding company for any such reduction or allocable capital cost suffered.

     (c) Eurodollar Reserves. The Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve
System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent.

     (d) Breakage Indemnity. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing or conversion of Advances hereunder the applicable conditions precedent set forth in Articles III and V, (ii) any failure by the Borrower to borrow any, or convert any outstanding Advance into a, Eurodollar Rate Advance hereunder after a Notice of Borrowing has been delivered pursuant to Section 3.01 hereof or after delivery of a notice of conversion pursuant to Section 3.05(a)(ii) hereof, (iii) any payment, prepayment or conversion of a Eurodollar Rate Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance made to the Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance being paid, prepaid, converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance that would have commenced on the date of such failure) over
(B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

     (e) Notices. A certificate of the Fronting Bank or any Lender setting forth such entity's claim for compensation hereunder and the amount necessary to compensate such entity or its holding company pursuant to subsections (a) through (d) of this
Section 4.03 shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay the Fronting Bank or such Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any entity to provide such notice or to make demand for payment under this Section 4.03 shall not constitute a waiver of such entity's rights hereunder; provided that such entity shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section 4.03 in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such entity's incurrence or sufferance thereof or such entity's actual knowledge of the event giving rise to such entity's rights pursuant to such subsections. The Fronting Bank and each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any such entity to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

     (f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Rate Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing or conversion shall be forthwith suspended until such Lender shall withdraw such notice as provided herein below or shall cease to be a Lender hereunder pursuant to Section 10.07(g) hereof; and

          (ii) require that all outstanding Eurodollar Rate Advances be converted to Base Rate Advances, in which event all Eurodollar Rate Advances shall be automatically converted to Base Rate
     Advances as of the effective date of such notice as provided herein below.

     Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations under the Loan Documents in accordance with Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrower under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

     (g) Market Rate Disruptions. If (i) fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances in connection with any proposed Borrowing or (ii) if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority
Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the right of the Borrower to select or receive Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent, each requested Borrowing of Eurodollar Rate Advances hereunder shall be deemed to be a request for Base Rate Advances.

     (h) Rights of Participants. Any participant in a Lender's interests hereunder may assert any claim for yield protection under Section 4.03 that it could have asserted if it were a Lender hereunder. If such a claim is asserted by any such participant, it shall be entitled to receive such compensation from the Borrower as a Lender would receive in like circumstances; provided, however, that with respect to any such claim, the Borrower shall have no greater liability to the Lender and its participant, in the aggregate, than it would have had to the Lender alone had no such participation interest been created.

     SECTION 4.04. Sharing of Payments, Etc.

       If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of banker's lien, set-off or counterclaim, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 hereof to a Person that is not an Affiliate of the Borrower) on account of the Advances and LC Outstandings owing to it (other than pursuant to Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances and LC Outstandings obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with
Section 4.01(a).

     SECTION 4.05. Taxes.

     (a) All payments by or on behalf of the Borrower under any Loan Document shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Fronting Bank and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Fronting Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender, the Fronting Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Lender, the Fronting Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by the Borrower under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower hereby indemnifies each Lender, the Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender, the Fronting Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A claim for such indemnification shall be set forth in a certificate of such Lender, the Fronting Bank or the Administrative Agent (as the case may be) setting forth in reasonable detail the amount necessary to indemnify such Person pursuant to this subsection (c) and shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay such Lender, the Fronting Bank or the Administrative Agent (as the case may be) directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender, the Fronting Bank or the Administrative Agent has received payments from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender, the Fronting Bank or the Administrative Agent, such Lender, the Fronting Bank or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount. The
Borrower's, the Administrative Agent's, the Fronting Bank's and each Lender's obligations under this Section 4.05 shall survive the payment in full of the Outstanding Credits.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender that is not incorporated under the laws of the United States of America or any state thereof shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (i) not subject to withholding under the Code or (ii) totally exempt from United
States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Applicable Lending
Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrower and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this Section 4.05. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this
Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f) Any Lender claiming any additional amounts payable pursuant to this Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


                          ARTICLE V
                     CONDITIONS PRECEDENT

     SECTION  5.01. Conditions Precedent to Effectiveness.

       The obligations of the Fronting Bank and the Lenders to make Extensions of Credit hereunder shall not become effective until the date (the "Closing Date") on which each of the following conditions is satisfied:

     (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for the Fronting Bank and each Lender:

          (i) Counterparts of this Agreement, duly executed by the Borrower.

          (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying:

               (A) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents;

               (B) that attached thereto are true and correct copies of: (1) the Declaration of Trust of the Borrower, together with all amendments thereto, as in effect on such date; (2) the resolutions of the Borrower's board of trustees approving the execution, delivery and performance by the Borrower of the Loan Documents; (3) all documents evidencing other necessary corporate or other similar action, if any, with respect to the execution, delivery and performance of the Loan Documents by the Borrower; and (4) true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of "Governmental Approval" required to be obtained by the Borrower in connection with the execution, delivery and performance by the Borrower of the Loan Documents (including the order of the Securities and Exchange Commission); and

               (C) that the resolutions referred to in the foregoing clause (B)(2) have not been modified, revoked or rescinded and are in full force and effect on such date.

          (iii) A certificate signed by the Treasurer or Assistant Treasurer of the Borrower, certifying as to:

               (A) the delivery to the Fronting Bank and each of the Lenders, prior to the Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

               (B) the absence of any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or the Borrower and its Principal Subsidiaries, taken as a whole, since June 30, 2004, except as disclosed in the Disclosure Documents.

          (iv) A certificate of a duly authorized officer of the Borrower stating that (i) the representations and warranties of the Borrower contained in Section 6.01 are correct, in all material respects, on and as of the Closing Date before and after giving effect to any Extensions of Credit to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing that constitutes an Event of Default or Unmatured Default, or would result from such initial
     Extensions of Credit or the application of the proceeds thereof.

          (v) Such financial, business and other information regarding the Borrower and its Principal Subsidiaries, as the Fronting Bank or any Lender shall have reasonably requested.

          (vi) Favorable opinions of:

               (A) Jeffrey C. Miller, Assistant General Counsel of NUSCO, in substantially the form of Exhibit 5.01A hereto, and of such other counsel as relied upon therein; and as to such other matters as the Fronting Bank or any Lender may reasonably request; and

               (B) King & Spalding LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit 5.01B hereto and as to such other matters as the Fronting
          Bank or any Lender may reasonably request.

     (b) The commitments or commitment under the Existing Credit Facility shall have been terminated or expired pursuant to the terms thereof and all amounts outstanding thereunder shall have been (or will have been, upon the first Advance and the application of the proceeds thereof on the Closing Date) paid in full.

     (c) All fees and other amounts payable pursuant to Section 2.03 hereof or pursuant to the Fee Letter shall have been paid (to the extent then due and payable).

     (d) The Administrative Agent shall have received such other approvals, opinions and documents as the Fronting Bank or the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Agreement or the financial condition, operations, properties or prospects of the Borrower and its Principal Subsidiaries.

     SECTION 5.02. Conditions Precedent to All Extensions of Credit.

       The obligation of the Fronting Bank or any Lender to make any Extension of Credit, including the initial Extension of Credit, shall be subject to the conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

     (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Request with respect to such Extension of Credit and the acceptance of the proceeds of such Extension of Credit by the Borrower or the acceptance of a Letter of Credit by the Beneficiary thereof, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Extension of Credit such statements are true):

          (i) the representations and warranties of the Borrower contained in Section 6.01 of this Agreement are correct, in all material respects, on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date;

          (ii) no Event of Default or Unmatured Default has occurred and is continuing on or as of the date of such Extension of Credit or would result from such Extension of Credit or from the application of the proceeds thereof;

          (iii) the making of such Extension of Credit, when aggregated with all other Outstanding Credits, would not cause the aggregate amount of Outstanding Credits to exceed the Total Commitment; and

          (iv) if such Extension of Credit is the issuance of a Letter of Credit, the Stated Amount thereof, when aggregated with (A) the Stated Amount of each other Letter of Credit that is outstanding or with respect to which a Letter of Credit Request has been received and (B) the outstanding Reimbursement Obligations, would not cause the L/C Commitment Amount to be exceeded; and

     (b)  at the time the Outstanding Credits would first exceed
$450,000,000, the Borrower shall have furnished to the Administrative Agent:

          (i) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto are true and correct copies of all Governmental Approvals required in order for the Borrower to request and maintain Outstanding Credits in an amount at least equal to the aggregate amount of the Commitments, and that such Governmental Approvals have been issued and are in full force and effect; and

         (ii) an opinion of counsel for the Borrower to the effect that no Governmental Approval is or will be required in connection with the performance by the Borrower, or the consummation by the Borrower of the transactions contemplated by, this Agreement, other than the Governmental Approvals described in clause (i) above, which have been duly issued and are final and in full force and effect; and

     (c) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as the Fronting Bank or any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document.

     SECTION 5.03. Reliance on Certificates.

       The Fronting Bank, the Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower and, in all cases, the Fronting Bank, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.


                        ARTICLE VI
                REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower is a voluntary association organized under a Declaration of Trust, and each of its Principal Subsidiaries is a corporation, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power (or in the case of the Borrower, power under its Declaration of Trust) and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where, because of the nature of its business or property, such qualification is required, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries taken as a whole. The Borrower has the requisite power to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder.

     (b) The execution, delivery and performance of the Loan Documents by the Borrower are within the Borrower's powers under its Declaration or Trust, have been duly authorized by all necessary action under its Declaration of Trust and applicable law, and do not and will not contravene (i) the Borrower's Declaration of Trust or any law or legal restriction or (ii) any contractual restriction binding on or affecting the Borrower or its properties or its Principal Subsidiaries or their respective properties.

     (c) Except as disclosed in the Disclosure Documents, none of the Borrower or any of its Principal Subsidiaries is in violation of any law or in default with respect to any judgment, writ, injunction, decree, rule or regulation (including any of the foregoing relating to environmental laws and regulations) of any court or governmental agency or instrumentality where such violation or default would reasonably be expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

     (d) All Governmental Approvals referred to in clause (i) of the definition of "Governmental Approvals" have been duly obtained or made and are in full force and effect (other than any Governmental Approval that would be required to be delivered pursuant to Section 5.02(b)(i)), and all applicable periods of time for review, rehearing or appeal with respect thereto have expired. The Borrower and each Subsidiary thereof has obtained or made all Governmental Approvals referred to in clause (ii) of the definition of "Governmental Approvals", except (A) those that are not yet required but that are obtainable in the ordinary course of business as and when required, (B) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, and (C) those that the Borrower or any such Subsidiary, as the case may be, is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower or any such Subsidiary, as the case may be, is contesting in good faith by appropriate proceedings or by other appropriate means, in each case described in the foregoing clause (C), except as is disclosed in the Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

     (e) The Loan Documents are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (f) The Financial Statements, copies of which have been provided to the Administrative Agent, the Fronting Bank and each of the Lenders, fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and each of its Principal Subsidiaries at and for the period ended on the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied.
Since June 30, 2004, there has been no material adverse change in the consolidated financial condition, operations, properties or prospects of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, except as disclosed in the Disclosure Documents.

     (g) There is no pending or known threatened litigation, investigation, action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower, any Principal Subsidiary thereof or any of their respective properties, before any court, governmental agency or arbitrator (i) that affects or purports to affect the legality, validity or enforceability of any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect the financial condition, properties, prospects or results of operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, except, for purposes of this clause (ii) only, such as is described in the Disclosure Documents or in Schedule II hereto.

     (h) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan that would materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, except as disclosed to the Lenders and consented to by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and no "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) has occurred with respect thereto that, singly or in the aggregate with all other "prohibited transactions" and after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

     (i) The Borrower and each Principal Subsidiary thereof has good and marketable title (or, in the case of personal property, valid title) or valid leasehold interests in its assets, except for (i) minor defects in title that do not materially interfere with the ability of the Borrower or such Principal Subsidiary to conduct its business as now conducted and (ii) other defects that, either individually or in the aggregate, do not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole. All such assets and properties are free and clear of any Lien, other than Liens permitted under
Section 7.02(a) hereof. No Liens exist on the stock of CL&P, WMECO, PSNH, or Yankee.

     (j) All outstanding shares of capital stock having ordinary voting power for the election of directors of each Principal Subsidiary have been validly issued and are fully paid and nonassessable and are owned beneficially by NU, free and clear of any Lien. NU is a "holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended).

     (k) The Borrower and each of its Principal Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or such Principal Subsidiary is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

     (l) No exhibit, schedule, report or other written information provided by or on behalf of the Borrower or its agents to the Administrative Agent, the Fronting Bank or the Lenders in connection with the negotiation, execution and closing of the Loan Documents (including, without limitation, the Financial Statements and the Information Memorandum (but excluding the projections contained in the Information Memorandum)) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. Except as has been disclosed to the Administrative Agent, the Fronting Bank and each Lender, the projections delivered concurrently with the Information Memorandum were prepared in good faith on the basis of assumptions reasonable as of the date of the Information Memorandum, it being understood that such projections do not constitute a warranty or binding assurance of future performance. As of the date of this Agreement, except as has been disclosed to the Administrative Agent, the Fronting Bank and each Lender, nothing has come to the attention of the responsible officers of the Borrower that would indicate that any of such assumptions, to the extent material to such projections, has ceased to be reasonable in light of subsequent developments or events.

     (m) All proceeds of the Advances shall be used (i) for the general corporate purposes of the Borrower, including to provide liquidity support for the Borrower's commercial paper, and (ii) to provide liquidity to the NU System Money Pool. The Letters of Credit shall be used for the general corporate purposes of the Borrower and its Subsidiaries. No proceeds of any Advance will be used in violation of, or in any manner that would result in a violation by any party hereto of, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System or any successor regulations. Neither the Borrower nor any Subsidiary thereof (A) is an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940 and (B) is engaged in the business of extending credit for the purpose of buying or carrying margin stock.

     (n) The Borrower and each Principal Subsidiary thereof has obtained the insurance specified in Section 7.01(c) hereof and the same is in full force and effect.

     (o) (i) The assets, at a fair valuation, of the Borrower exceed its debts; (ii) the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Borrower will have sufficient capital with which to conduct its business. As used in this paragraph, "debt" means any liability on a claim, and "claim" means (A) any right to payment from such person, whether or not such a right is reduced to judgment against such person, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) any right to an equitable remedy for breach of performance by such person if such breach gives rise to a payment from such person, whether or not such right to an equitable remedy is reduced to judgment against such person, whether fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of unliquidated, contingent, unmatured or disputed liabilities of any person at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (p) The Borrower does not intend to treat the Extensions of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). In the event that the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.


                     ARTICLE VII
                      COVENANTS

     SECTION 7.01. Affirmative Covenants.

       On and after the Closing Date, so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority
Lenders shall otherwise consent in writing:

     (a) Use of Proceeds. Apply the proceeds of each Advance, and use, and cause its Subsidiaries to use, the Letters of Credit, solely as specified in Section 6.01(m) hereof.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Principal Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent the Borrower or such Principal Subsidiary is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

      (c) Maintenance of Insurance. Maintain or cause to be maintained, and cause each of its Principal Subsidiaries to maintain or cause to be maintained, insurance (including appropriate plans of self-insurance) covering the Borrower, the Principal Subsidiaries and their respective properties, in effect at all times in such amounts and covering such risks as may be required by law and, in addition, as is usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and such Principal Subsidiaries.

     (d)  Preservation of Existence, Etc.; Disaggregation.

          (i) Except as permitted by Section 7.02(b) hereof, preserve and maintain, and cause each of its Principal Subsidiaries to preserve and maintain, its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises except where the failure to maintain and preserve such rights and franchises would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

          (ii) In furtherance of the foregoing, and notwithstanding
     Section 7.02(b), the Borrower agrees that it will not, and will cause each of its Principal Subsidiaries not to, except in accordance with one or more restructuring plans approved by the appropriate regulatory authorities, sell, transfer or otherwise dispose of (by lease or otherwise, and whether in one or a series of related transactions) any portion of its generation, transmission or distribution assets in excess of 15% of the net utility plant assets of the Borrower and its Principal Subsidiaries, taken as a whole, in each case as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to the published balance sheets of the Borrower and its Principal
     Subsidiaries.

     (e) Compliance with Laws, Etc. Comply, and cause each of its Principal Subsidiaries to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any such laws, rules, regulations and orders issued by the Securities and Exchange Commission or relating to zoning, environmental protection, use and disposal of Hazardous
Substances, land use, construction and building restrictions, ERISA and employee safety and health matters relating to business operations, except to the extent (i) that the Borrower or any such Principal Subsidiary is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

     (f) Inspection Rights. At any time and from time to time upon reasonable notice, permit, and cause each of its Principal Subsidiaries to permit, the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each Principal Subsidiary and to discuss the affairs, finances and accounts of the Borrower and each Principal Subsidiary (i) with the Borrower, each Principal Subsidiary and their respective officers and directors and (ii) with the consent of the Borrower and/or its Principal Subsidiaries, as the case may be (which consent shall not be unreasonably withheld or delayed), with the accountants of the Borrower or any such Principal Subsidiary.

     (g) Keeping of Books. Keep, and cause each Principal Subsidiary to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and each Principal Subsidiary and the assets and business of the Borrower and each Principal Subsidiary, in accordance with generally accepted accounting practices consistently applied.

     (h) Conduct of Business. Except as permitted by Section 7.02(b) but subject in all respects to Section 7.01(d)(ii), conduct, and cause each Principal Subsidiary to conduct, its primary business in substantially the same manner and in substantially the same fields as such business is conducted on the Closing Date.

     (i) Maintenance of Properties, Etc. (i) As to properties of the type described in Section 6.01(i) hereof, maintain, and cause each Principal Subsidiary to maintain, title of the quality described therein and preserve, maintain, develop, and operate, and cause each Principal Subsidiary to preserve, maintain, develop and operate, in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties that are used or useful in the conduct of its businesses in good working order and condition, ordinary wear and tear excepted, except (A) as permitted by Section 7.02(b), but subject nevertheless to Section 7.01(d)(ii), (B) as disclosed in the Disclosure Documents or otherwise in writing to the Administrative Agent, the Fronting
Bank and the Lenders on or prior to the date hereof, and (C) to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole; provided, however, that neither the Borrower nor any Principal Subsidiary will be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Borrower or such Principal Subsidiary, desirable in the operation or maintenance of its business and would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole.

     (j) Governmental Approvals. Duly obtain, and cause each Principal Subsidiary to duly obtain, on or prior to such date as the same may become legally required, and thereafter maintain, and cause each Principal Subsidiary to maintain, in effect at all times, all Governmental Approvals on its part to be obtained, except in the case of those Governmental Approvals referred to in clause (ii) of the definition of "Governmental Approvals",
(i) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, and (ii) those that the Borrower or such Principal Subsidiary is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower or such Principal Subsidiary is contesting in good faith by appropriate proceedings or by other appropriate means; provided, however, that the exception afforded by clause (ii), above, shall be available only if and for so long as such attempt or contest, and any delay resulting therefrom, does not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Principal Subsidiaries, taken as a whole, and does not magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

     (k) Further Assurances. Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender or the Fronting Bank through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Loan Documents.

     SECTION 7.02. Negative Covenants.

       On and after the Closing Date, and so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, or permit any Principal Subsidiary to, without the written consent of the Majority Lenders:

     (a) Liens, Etc. Create incur, assume or suffer to exist any Lien upon any of its properties or assets (including the stock of its Subsidiaries), whether now owned or hereafter acquired, except:

          (i)  any Liens existing on the Closing Date;

          (ii) Liens created by the First Mortgage Indentures, so long as by the terms thereof no "event of default" (howsoever designated) in respect of any bonds issued thereunder will arise upon the occurrence of an Unmatured Default or Event of Default hereunder; provided, however, that the aggregate principal amount of securities issued by NGC under its First Mortgage Indenture shall in no event exceed (i) $440,000,000 plus (ii) the aggregate principal amount of such additional securities as may be issued to finance the costs of acquiring or constructing assets hereafter acquired or constructed (or to refinance such costs within 180 days of the incurrence thereof);

          (iii) with respect to such Principal Subsidiary, "Permitted Liens" or "Permitted Encumbrances" under the First Mortgage
     Indenture to which such Principal Subsidiary is a party, in each case to the extent such Liens do not secure Debt of such Principal Subsidiary;

          (iv) any purchase money Lien or construction mortgage on assets hereafter acquired or constructed by the Borrower or any Principal Subsidiary and any Lien on any assets existing at the time of acquisition thereof by the Borrower or such Principal Subsidiary or created within 180 days from the date of completion of such acquisition or construction; provided that, such Lien shall at all times be confined solely to the assets so acquired or constructed and any additions thereto;

          (v) any existing Liens on assets now owned by the Borrower or any Principal Subsidiary and Liens existing on assets of a corporation or other going concern when it is merged into or with the Borrower or such Principal Subsidiary or when substantially all of its assets are acquired by the Borrower or such Principal Subsidiary; provided that such Liens shall at all times be confined solely to such assets, or if such assets constitute a utility system, additions to or substitutions for such assets;

          (vi) Liens resulting from legal proceedings being contested in good faith by appropriate legal or administrative proceedings by the Borrower or any Principal Subsidiary, and as to which the Borrower or such Principal Subsidiary, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

          (vii) Liens created in favor of the other contracting party in connection with advance or progress payments;

          (viii) any Liens in favor of any state of the United States or any political subdivision of any such state, or any agency of any such state or political subdivisions, or trustee acting on behalf of holders of obligations issued by any of the foregoing or any financial institutions lending to or purchasing obligations of any of the foregoing, which Lien is created or assumed for the purpose of financing all or part of the cost of acquiring or constructing the property subject thereto;

          (ix) Liens resulting from conditional sale agreements, capital leases or other title retention agreements;

          (x) with respect to pollution control bond financings, Liens on funds, accounts and other similar intangibles of the Borrower or any Principal Subsidiary created or arising under the relevant indenture, pledges of the related loan agreement with the relevant issuing authority and pledges of the Borrower's or such Principal Subsidiary's interest, if any, in any bonds issued pursuant to such financings to a letter of credit bank or bond issuer or similar credit enhancer;

          (xi) Liens granted on accounts receivable and Regulatory Assets in connection with financing transactions, whether denominated as sales or borrowings;

          (xii)     Liens on the stock of NGC;

          (xiii) Liens on the assets of, or the stock issued by, any Subsidiary of the Borrower created to hold generating assets if such Liens are created to secure nonrecourse Debt incurred to acquire, construct or otherwise develop such generating assets;

          (xiv) Liens created to secure Debt of a transmission company Subsidiary of the Borrower with respect to assets transferred to such transmission company by another Subsidiary of the Borrower;

          (xv) any other Liens incurred in the ordinary course of business otherwise than to secure Debt;

          (xvi) any extension, renewal or replacement of Liens permitted by clauses (i), (iii) through (v) and (vii) through
     (xiv); provided, however, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced or to other property of no greater value than the property that secured the Lien so extended, renewed or replaced.

     (b) Mergers, Acquisitions, Sales of Assets, Etc. Merge with or into or consolidate with or into, any Person, or purchase or otherwise acquire (whether directly or indirectly) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets or the capital stock of any Principal Subsidiary; except for the following, and then only after receipt of all necessary corporate and governmental or regulatory approvals and provided that, before and after giving effect to any such merger, consolidation, purchase, acquisition, sale, transfer, conveyance, lease or other disposition, no Event of Default or Unmatured Default shall have occurred and be continuing:

          (i)  Subsidiaries of NU may merge with or consolidate into
     (x) wholly-owned Subsidiaries of NU so long as, in any such case, the wholly-owned Subsidiary is the survivor and (y) NU so long as NU is the survivor;

          (ii) NU or any Subsidiary of NU may merge with or consolidate into a Person that is not an Affiliate of NU so long as (1) NU or such Subsidiary is the survivor of such merger or consolidation,
     (2) NU demonstrates pro forma compliance with the financial covenants set forth in Section 7.03 hereof, and (3) NU's indicative senior unsecured non-credit enhanced long-term debt ratings from S&P and Moody's in contemplation of such merger or consolidation, and NU's actual senior unsecured non-credit enhanced long-term debt ratings from S&P and Moody's following any such merger or consolidation, remain at or above the levels established immediately prior to the merger or consolidation;

          (iii) NU and its wholly-owned Subsidiaries may acquire interests in joint ventures, partnerships, or similar interest in, or the assets or capital stock of, any Person, so long as such Person is principally engaged in an activity permitted under PUHCA as in effect on the date hereof;

           (iv) any Principal Subsidiary may sell, lease, transfer or otherwise dispose of transmission assets (1) to another
     Subsidiary of NU on such basis as permitted by the appropriate regulatory authorities or (2) to any Person on such basis as required by the appropriate regulatory authorities; and

          (v) NU or any Principal Subsidiary may sell, lease, transfer, convey or otherwise dispose of assets or security to any Principal Subsidiary or to NU; and

          (vi) the Borrower or any Principal Subsidiary may sell its assets in the ordinary course of business on customary terms and conditions, including any sale of accounts receivable on reasonable commercial terms (including a commercially reasonable discount) to obtain funding for any Principal Subsidiary.

For purposes of this subsection (b), any sale of assets by the Borrower or any Principal Subsidiary (in one or a series of transactions) will be deemed to be a "substantial part" of its assets if (i) the book value of such assets exceeds 15% of the total book value of the assets (net of Regulatory Assets) of such Person, as reflected in the most recent financial statements of the Borrower or such Principal Subsidiary delivered to the Administrative Agent pursuant to Section 7.04 hereof (or, if no such financial statements have been delivered to the Administrative Agent as of the relevant date of determination, the Financial Statements of such Person), or (ii) the gross revenue associated with such assets accounts for more than 15% of the total gross revenue of the Borrower or such Principal Subsidiary for the four proceeding fiscal quarters, as reflected in the most recent financial statements of the Borrower or such Principal Subsidiary delivered to the Administrative Agent pursuant to Section 7.04 hereof (or, if no such financial statements have been delivered to the Administrative Agent as of the relevant date of determination, the Financial Statements of such Person).

     (c) Compliance with ERISA. (i) Terminate, or permit any of its ERISA Affiliates to terminate, any ERISA Plan so as to result in any liability of the Borrower or any Principal Subsidiary to the PBGC in an amount greater than $1,000,000, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title
IV of ERISA) which, alone or together with any other Reportable
Event with respect to the same or another ERISA Plan, has a reasonable possibility of resulting in liability of the Borrower or any Principal Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000, or any other event or condition that presents a material risk of such a termination by the PBGC of any ERISA Plan or has a reasonable possibility of resulting in a liability of the Borrower or any Principal Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000

     (d) Accounting Changes. Make any change in its accounting policies or reporting practices except as required or permitted by the Securities and Exchange Commission, the Financial
Accounting Standards Board or any other generally recognized accounting authority.

     (e) Transactions with Affiliates. Engage in any transaction with any Affiliate except (i) in accordance with PUHCA to the extent applicable thereto or (ii) on terms no less favorable to the Borrower or the Principal Subsidiary party thereto than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms or pursuant to a binding agreement in effect on the Closing Date.

     (f) Interests in Nuclear Plants. Acquire any nuclear plant or any interest therein not held on the Closing Date, other than so called "power entitlements" acquired for use in the ordinary course of business.

     (g) Financing Agreements. With respect to the Borrower only, permit any Principal Subsidiary to enter into any agreement, contract, indenture or similar obligation, or issue any security (all of the foregoing being referred to as "Financing
Agreements"), that is not in effect on the Closing Date, or amend or modify any existing Financing Agreement, if the effect of such Financing Agreement (or amendment or modification thereof) is to impose any additional restriction not in effect on the Closing
Date on the ability of such Principal Subsidiary to pay dividends to the Borrower; provided, that the foregoing shall not restrict the right of any Subsidiary of the Borrower created to hold generating assets, to enter into any such Financing Agreement in connection with the incurrence of nonrecourse Debt to acquire, construct or otherwise develop generating assets.

     SECTION 7.03. Financial Covenants.

       On and after the Closing Date, so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority
Lenders shall otherwise consent in writing:

     (a) Consolidated Debt Ratio. Maintain at all times a ratio of Consolidated Debt to Total Capitalization of no more than 0.65:1.00.

     (b) Interest Coverage Ratio. Maintain, as of the end of each Fiscal Quarter, with respect to the four Fiscal Quarters then ended, a ratio of Consolidated EBIT to Consolidated Interest
Expense of at least 2.00:1.00.

     SECTION 7.04. Reporting Obligations.

       So long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent in sufficient copies for each Lender, the following:

     (a) as soon as possible and in any event within ten days after the occurrence of each Event of Default or Unmatured Default continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the
Borrower setting forth details of such Event of Default or Unmatured Default and the action that the Borrower proposes to take with respect thereto;

     (b)  (i)  as soon as available, and in any event within fifty
(50) days after the end of each of the first three Fiscal
Quarters of each Fiscal Year of the Borrower, a copy of the Borrower's and each of its Principal Subsidiary's Quarterly Reports on Form 10-Q (if such Principal Subsidiary is required to file such report with the U.S. Securities and Exchange Commission pursuant to Sections 13 or 15 of the U.S. Securities Exchange Act of 1934, as amended) submitted to the Securities and Exchange Commission with respect to such quarter, and, with respect to Yankee, NGC, Select Energy, Inc. and any other Principal Subsidiary that is not required to, or ceases to be required to submit such report, consolidated balance sheets of, Yankee, NGC, Select Energy, Inc. and such other Principal Subsidiary, as of the end of such Fiscal Quarter and consolidated statements of income and retained earnings and of cash flows of such Person for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements; and

          (i) concurrently with the delivery of the financial statements described in the foregoing clause (i), a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of the Borrower:

               (A) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements,

               (B)  stating that no Event of Default or Unmatured
          Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action that the Borrower proposes to take with respect thereto, and

               (C) demonstrating the Borrower's compliance with the covenants set forth in Section 7.03 hereof, for and as of the end of such Fiscal Quarter, in each case such demonstrations to be in form satisfactory to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

     (c) (i) as soon as available, and in any event within 105 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower's and each of its Principal Subsidiary's Annual Reports on Form 10-K (if such Principal Subsidiary is required to file such report with the U.S. Securities and Exchange Commission pursuant to Sections 13 or 15 of the U.S. Securities Exchange Act of 1934, as amended) submitted to the Securities and Exchange Commission with respect to such Fiscal Year, and, with respect to Yankee, NGC, Select Energy, Inc. and any other Principal
Subsidiary that is not required to, or ceases to be required to submit such report, a copy of the annual audit report for such year for Yankee, NGC, Select Energy, Inc. and such other
Principal Subsidiary, including therein consolidated balance sheets of such Person as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of such Person, for such Fiscal Year, all in reasonable detail and certified by a nationally-recognized independent public accountant; and

          (i) concurrently with the delivery of the financial statements described in the foregoing clause (i), a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of the Borrower:

               (A) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements, and

               (B)  stating that no Event of Default or Unmatured
          Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action that the Borrower proposes to take with respect thereto, and

               (C) demonstrating the Borrower's compliance with the covenants set forth in Section 7.03 hereof, for and as of the end of such Fiscal Year, in each case such demonstrations to be in form satisfactory to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

     (d) upon the reasonable request of the Administrative Agent, but not more than once per Fiscal Quarter, copies of any or all filings or registrations with, or notices or reports to, any regulatory authority by the Borrower or any Principal Subsidiary;

     (e) as soon as possible and in any event (i) within 30 days after the Chief Financial Officer, Treasurer or any Assistant Treasurer of the Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and
(ii) within 10 days after the Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower describing such ERISA Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

     (f) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA
Multiemployer Plan;

     (g) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA
Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least
$10,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower may be liable;

     (h) promptly after the Borrower becomes aware of the commencement thereof, notice of all actions, suits, proceedings or other events of the type described in Section 6.01(g) hereof
(including, without limitation, any action or proceeding relating to any environmental protection laws or regulations);

     (i) promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any Form S-8), Current
Report on Form 8-K and annual report on Form U5S, if any, which the Borrower or any Principal Subsidiary files with the Securities and Exchange Commission or any successor governmental authority; and

     (j) promptly after requested, such other information respecting the financial condition, operations, properties or prospects of the Borrower or its Subsidiaries as the Administrative Agent, or the Majority Lenders or Fronting Bank through the Administrative Agent, may from time to time reasonably request in writing.

                        ARTICLE VIII
                          DEFAULTS

     SECTION 8.01. Events of Default.

       The following events shall each constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of any Advance or any Reimbursement Obligation when due or shall fail to pay any interest on any Advance or fees or other amounts payable under the Loan Documents within two days after the same becomes due; or

     (b) Any representation or warranty made by the Borrower (or any of its officers or agents) in any Loan Document, any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in
Section 2.02(h), 7.01(d), Section 7.02, Section 7.03 or
Section 7.04(a) hereof; or

     (d) The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) written notice of such failure having been given to the Borrower by the Administrative Agent or (ii) the Borrower having obtained actual knowledge of such failure; or

     (e) The Borrower or any Principal Subsidiary shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Outstanding Credits and excluding other
Debt aggregating in no event more than $50,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt;
or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Borrower's or such Principal Subsidiary's exercise of a prepayment option) prior to the stated maturity thereof; or

     (f) The Borrower or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal
Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower or any Principal Subsidiary, the Borrower or such Principal Subsidiary shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or such Principal
Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or such Principal Subsidiary or any of its property) shall occur; or the Borrower or any Principal Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any judgments or orders for the payment of money in excess of $50,000,000 (or aggregating more than $50,000,000 at any one time) shall be rendered against the Borrower or its properties or any Principal Subsidiary or its properties, and either
(A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
or

     (h) Any material provision of any Loan Document shall at any time for any reason cease to be valid and binding on the Borrower, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over the Borrower, or the Borrower shall deny that it has any further liability or obligation under any Loan
Document; or

     (i)  A Change of Control shall have occurred; or

     (j) The Borrower shall cease to own at least 85% of the outstanding common stock of any Principal Subsidiary, free and clear of all Liens except for Liens permitted by Section 7.02(a) hereof; or

     (k) Any legal restriction that is not in existence on the Closing Date shall materially adversely affect the ability of any Principal Subsidiary to pay dividends or make other distributions to the Borrower.

     SECTION 8.02. Remedies Upon Events of Default.

       Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to the Borrower (i) declare the obligation of each Lender to make Advances to the Borrower, and the obligation of the Fronting Bank to issue Letters of Credit, to be terminated, whereupon such obligations of the Lenders and the Fronting Bank shall forthwith terminate, provided, that any such request or consent pursuant to this clause (i) shall be made solely by Lenders having Percentages in the aggregate of not less 66-2/3%; (ii) declare the Advances, all interest thereon, an amount equal to the aggregate Stated Amount of all issued but undrawn Letters of Credit and all other amounts payable by the Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, that any such request or consent pursuant to this clause (ii) shall be made solely by the Lenders holding at least 66-2/3% of the then aggregate Outstanding Credits; and
(iii) instruct the Fronting Bank to (whereupon the Fronting Bank shall) furnish to each Beneficiary written notice of its intention to terminate such Letter of Credit pursuant to the terms thereof, provided, that any such request or consent pursuant to this clause (iii) shall be made solely by the Lenders holding Percentages in the aggregate of not less that 66-2/3% or, if the Commitments shall then have been terminated, Lenders holding at least 66-2/3% of the then aggregate Outstanding Credits; provided, however, that if such Event of Default is an Event of Default pursuant to subsection (f) of Section 8.01, then
(A) the obligation of each Lender to make Advances to the Borrower, and the obligation of the Fronting Bank to issue Letters of Credit, shall automatically be terminated and (B) the Advances, all interest thereon, an amount equal to the aggregate Stated Amount of all issued but undrawn Letters of Credit and all other amounts payable by the Borrower under this Agreement and the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                      ARTICLE IX
     THE ADMINISTRATIVE AGENT AND THE FRONTING BANK

     SECTION 9.01. Authorization and Action.

     Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the Loan Documents or applicable law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower and the Fronting Bank pursuant to the terms of this Agreement.

     SECTION 9.02. Administrative Agent's Reliance, Etc.

       Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat each Lender party hereto as a "Lender" hereunder and for all purposes hereof until the Administrative Agent receives and accepts a Lender Assignment entered into by such Lender, as assignor, and an assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the Information Memorandum or any other statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03. Union Bank, JPMorgan Chase and Affiliates.

       With respect to its Commitment and the Advances made by it, each of Union Bank and JPMorgan Chase (and/or any other Lender then acting as "Fronting Bank") shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Fronting Bank, as the case may be, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Union Bank and JPMorgan Chase (and/or any other Lender then acting as "Fronting Bank") in its individual capacity. Union Bank, JPMorgan Chase (and/or any other Lender acting as "Fronting Bank") and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Union Bank were not the Administrative Agent and JPMorgan Chase (and/or any other Lender then acting as "Fronting Bank") were not the Fronting Bank and without any duty to account therefor to the Lenders.

     SECTION 9.04. Lender Credit Decision.

       Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Fronting Bank or any other Lender and based on the Information Memorandum and the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Fronting Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 9.05. Indemnification.

       The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Commitments (or, if the Commitments have been terminated, ratably according to the respective principal amounts of Outstanding Credits held by them (provided, that if any Commitments or Outstanding Credits are held by the Borrower or any Affiliate thereof, any ratable apportionment hereunder shall exclude their respective Commitments hereunder or the principal amounts of Outstanding Credits held by the Borrower or such Affiliate)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent in its capacity as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower.

     SECTION 9.06. Successor Administrative Agent.

       The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


                        ARTICLE X
                      MISCELLANEOUS

     SECTION 10.01.     Amendments, Etc.

       No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V,
(b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to
Section 2.03(b) hereof), (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable under the Loan Documents (other than fees payable to the Administrative Agent pursuant to
Section 2.03(b) hereof), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Outstanding Credits, or the number of Lenders that shall be required for the Lenders or any of them to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders,
(g) waive the requirement set forth in Section 2.02(h) that cash be held in respect of outstanding Letters of Credit, or (h) amend this Section 10.01; provided, that any waiver of, or consent to a departure from, the requirements of Section 2.02(i) shall be effective if authorized in writing by the Majority Lenders and the Fronting Bank; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Fronting Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Fronting Bank, as the case may be, under any Loan Document.

     SECTION 10.02.     Notices, Etc.

       Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including facsimile communication) and mailed, sent by facsimile or hand delivered:

     (a) if to the Borrower, to it in care of NUSCO at 107 Selden Street, Berlin, Connecticut 06037, Attention: Assistant
Treasurer, facsimile number: (860) 665-5457, confirm number:
(860) 665-5058;

     (b) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto;


     (c) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender;

     (d) if to the Administrative Agent, at its address at 445 South Figueroa Street, Los Angeles, California 90071, Attention: Ms.
Patricia Gonzales, Energy Capital Services, facsimile number:
(213) 236-4096, confirm number: (213) 236-6199; and

     (e) if to the Fronting Bank, at its address at 10420 Highlnd Mn Dr BL 2, FL 4, Tampa, Florida 33610, Attention: Mr. James
Alonzo, facsimile number: (813) 432-5161, confirm number: (812)
432-6339.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, sent by facsimile or hand delivered, be effective five days after when deposited in the mails, or when sent by facsimile, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent. With respect to any telephone notice given or received by the Administrative Agent pursuant to Section 3.03 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

     SECTION 10.03.     No Waiver of Remedies.

       No failure on the part of the Administrative Agent, the Fronting Bank or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04.     Costs, Expenses and Indemnification.

     (a) The Borrower agrees to pay when due, in accordance with the terms hereof: (i) all costs and expenses of the Administrative
Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent); (ii) all customary and reasonable charges, costs and expenses of the Fronting Bank in connection with the issuance, transfer, modification or amendment of any Letter of Credit (including, in each case, the reasonable fees and expenses of counsel to the Fronting Bank); and (iii) all costs and expenses of the Administrative Agent, the Fronting Bank and each Lender
(including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents.

     (b) The Borrower hereby agrees to indemnify and hold each Joint Lead Arranger, each Co-Syndication Agent, the Documentation
Agent, the Administrative Agent, the Fronting Bank and each
Lender, and its officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including settlement costs and reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) that any of them may incur or that may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified
Person):

          (i) by reason of or in connection with the execution, delivery or performance of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance, or the issuance of, or the use by the Borrower of, or the use by any Beneficiary of the proceeds of, any Letter of Credit;

          (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

          (iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

     (c) The Borrower's obligations under this Section 10.04 shall survive the assignment by any Lender pursuant to Section 10.07 hereof and shall survive as well the repayment of all amounts owing to the Lenders and the Fronting Bank under the Loan
Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this
Section 10.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     (d) The Borrower's obligations under this Section 10.04 are in addition to and shall not be deemed to supersede its indemnification and similar obligations set forth in that certain
Commitment Letter dated October 6, 2004 among the Borrower, Union
Bank, Barclays Capital and Barclays Bank PLC.

     SECTION 10.05.     Right of Set-off.

     (a) Upon (i) the occurrence and during the continuance of any Event of Default, and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be Unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations under the Loan Documents, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent, the Fronting Bank or any Lender, but no Lender shall be liable for the conduct of the Administrative
Agent, the Fronting Bank or any other Lender, and neither the Administrative Agent nor the Fronting Bank shall be liable for the conduct of the other or any Lender.

     SECTION 10.06.     Effectiveness.

       This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Fronting Bank and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it.

     SECTION 10.07.     Assignments and Participation.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible
Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Advances at the time owing to it); provided that (i) such Lender provides notice thereof to the Borrower within fifteen
(15) days of such assignment (but the failure to provide such notice shall not affect the validity of such assignment), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Lender Assignment, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, (iv) any assignment of a Commitment must be approved by the Administrative Agent and the Fronting Bank unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) and (v) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Lender Assignment, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment, be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.03 and 4.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its addresses referred to in Section 10.02 a copy of each Lender Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.01(a)-(g) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.05 as though it were a Lender, provided such Participant agrees to be subject to Section 4.04 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Sections 4.03 and 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower's prior written consent. A Participant that is not incorporated under the laws of the United States of America or any state thereof shall not be entitled to the benefits of Section 4.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.05(e) as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) If any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or
(f) hereof, or shall become a non-performing Lender under Section 3.03(b) hereof, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.03(b), the Borrower may demand that such Lender assign, in accordance with Section 10.07 hereof, to one or more assignees designated by either the Borrower or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender's Commitment, Advances, participation and other rights and obligations under the Loan Documents; provided that any such demand by the Borrower during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Borrower, any such assignee so designated shall fail to tender such assignment on terms reasonably satisfactory to the Borrower and the Borrower and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrower shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if
(i) such assignee (A) shall agree to such assignment in substantially the form of the Lender Assignment and (B) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent) and (ii) in the event the Borrower demanded such assignment, the Borrower shall tender payment to the Administrative Agent of the processing and recording fee specified in Section 10.07(b) for such assignment.

     SECTION 10.08.     Confidentiality.

       In connection with the negotiation and administration of the Loan Documents, the Borrower has furnished or caused to have furnished and will from time to time furnish or cause to be furnished to the Administrative Agent, the Fronting Bank and the Lenders (each, a "Recipient") written information that when delivered to the Recipient will be deemed to be confidential (such information, other than any such information that (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or
(iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those Persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

     Notwithstanding the foregoing, each party hereto (and each officer, director, employee, representative, agent and advisor of each party hereto) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such "tax treatment" and "tax structure". The foregoing is intended to comply with the presumption set forth in Treasury Regulation
Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation.

     SECTION 10.09.     Electronic Communications.

     (a) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to Section 7.04 (collectively, the "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to each of dennis.blank@uboc.com, cld.sf@uboc.com and margaret.elower@uboc.com, or faxing the Communications to each of 213-236-4096 and 323-720-2780. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner otherwise specified in this Agreement, but only to the extent requested by the Administrative Agent.

     (b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the "Platform"). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

     (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR
OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION
WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY
LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR
ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE)
ARISING OUT OF THE BORROWER'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF THE COMMUNICATIONS THROUGH THE PLATFORM, EXCEPT
TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A
FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT
JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

     (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

     SECTION 10.10.     Waiver of Jury Trial.

       The Borrower, the Administrative Agent, the Fronting Bank and each of the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Loan Documents, or any other instrument or document delivered hereunder or thereunder.

     SECTION 10.11.     Governing Law.

       The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, each of the Lenders, the Fronting Bank and the Administrative Agent: (i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of or relating to the Loan Documents, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and
(iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 10.12.     Relation of the Parties; No Beneficiary.

       No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of any Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

     SECTION 10.13.     Execution in Counterparts.

       This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 10.14.     Limitation of Liability.

       No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under any Loan Document, and such Loan Documents shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and such Loan Documents shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under such Loan Documents and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

                 [SIGNATURE PAGES TO FOLLOW]



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              NORTHEAST UTILITIES



                              By /s/  Randy A. Shoop
                                 Name: Randy A. Shoop
                                 Title: Assistant Treasurer -
                                        Finance

                              UNION BANK OF CALIFORNIA, N.A.,  as
                              Administrative Agent and as a Bank



                              By  /s/ Dennis G. Blank
                                  Name: Dennis G. Blank
                                  Title: Vice President

                              JPMORGAN CHASE BANK, as Fronting
                              Bank and as a Bank



                              By /s/  Thomas Casey
                                 Name: Thomas Casey
                                 Title: Vice President

                              THE BANK OF NEW YORK, as a Bank



                              By  /s/ Peter W. Keller
                                  Name: Peter W. Keller
                                  Title: Vice President

                              BARCLAYS BANK PLC, as a Bank



                              By /s/ Sydney G. Dennis
                                 Name: Sydney G. Dennis
                                 Title: Director

                              CITICORP USA, INC. , as a Bank



                              By  /s/ Robert J. Harrity, Jr.
                                  Name:  Robert J. Harrity, Jr.
                                  Title: Managing Director

                              CITIZENS BANK, as a Bank



                              By /s/ Michael Ouellet
                                 Name: Michael Ouellet
                                 Title: Vice President

                              FLEET NATIONAL BANK, as a Bank



                              By  /s/ Richard D. Hill, Jr.
                                  Name:  Richard D. Hill, Jr.
                                  Title: Managing Director

                                                              S-7

                              KEY BANK NATIONAL ASSOCIATION


                              By  /s/ Lawrence A. Mack
                                  Name:  Lawrence A. Mack
                                  Title: Senior Vice President

                                                             S-10

                              MELLON BANK, N.A., as a Bank



                              By  /s/ Roger E. Howard
                                  Name:  Roger E. Howard
                                  Title: Vice President

                                                             S-11

                              MORGAN STANLEY BANK, as a Bank



                              By  /s/ Daniel Twenge
                                  Name:  Daniel Twenge
                                  Title: Vice President
                                         Morgan Stanley Bank

                                                             S-12

                              SOVEREIGN BANK, as a Bank



                              By  /s/ Robert D. Lanigan
                                  Name:  Robert D. Lanigan
                                  Title: Senior Vice President

                                                             S-14

                              WACHOVIA BANK, NATIONAL
                              ASSOCIATION, as a Bank



                              By /s/ Rotcher Watkins
                                 Name: Rotcher Watkins
                                 Title: Managing Director

                                                             S-25

                              TORONTO DOMINION (TEXAS) LLC, as  a
                              Bank



                              By /s/ Neva Nesbitt
                                 Name: Neva Nesbitt
                                 Title: Authorized Agent